                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                      TRANSWESTERN PUBLISHING COMPANY, LLC,

                              WORLDPAGES.COM, INC.

                                       AND

                              TWP CAPITAL CORP. II,

                                  AS BORROWERS

                               THE SEVERAL LENDERS

                        FROM TIME TO TIME PARTIES HERETO,

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                            AS ADMINISTRATIVE AGENT,

                           FIRST UNION NATIONAL BANK,

                              AS SYNDICATION AGENT,

                                       AND

                              FLEET NATIONAL BANK,

                             AS DOCUMENTATION AGENT

                            DATED AS OF JUNE 28, 2001

                            CIBC WORLD MARKETS CORP.

                                       AND

                          FIRST UNION SECURITIES, INC.,

                   AS CO-LEAD ARRANGERS AND JOINT BOOKRUNNERS


                                TABLE OF CONTENTS



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SECTION 1.   DEFINITIONS................................................................................................2
           1.1   Defined Terms..........................................................................................2
           1.2   Other Definitional Provisions.........................................................................21

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS...........................................................................22
           2.1   Revolving Credit Commitments..........................................................................22
           2.2   Procedure for Revolving Credit Borrowing..............................................................22
           2.3   Fees .................................................................................................22
           2.4   Termination or Reduction of Revolving Credit Commitments..............................................23
           2.5   Term Loans............................................................................................23
           2.6   Closing Date Term Loan Borrowings.....................................................................23
           2.7   Repayment of Loans; Evidence of Debt..................................................................23
           2.8   Optional Prepayments; Mandatory Prepayments and Revolving Credit Commitment Reductions................25
           2.9   Conversion and Continuation Options...................................................................27
           2.10   Minimum Amounts and Maximum Number of Tranches.......................................................28
           2.11   Interest Rates and Payment Dates.....................................................................28
           2.12   Computation of Interest and Fees.....................................................................28
           2.13   Inability to Determine Interest Rate.................................................................29
           2.14   Pro Rata Treatment and Payments......................................................................29
           2.15   Illegality...........................................................................................30
           2.16   Requirements of Law..................................................................................30
           2.17   Taxes................................................................................................32
           2.18   Indemnity............................................................................................33
           2.19   Change of Lending Office; Mandatory Assignment.......................................................33
           2.20   Increases of the Term Loans or Revolving Credit Commitments..........................................34

SECTION 3.   REPRESENTATIONS AND WARRANTIES............................................................................35
           3.1   Financial Condition...................................................................................35
           3.2   No Change.............................................................................................36
           3.3   Existence; Compliance with Law........................................................................37



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
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           3.4   Power; Authorization; Enforceable Obligations.........................................................37
           3.5   No Legal Bar..........................................................................................37
           3.6   No Material Litigation................................................................................37
           3.7   No Default............................................................................................38
           3.8   Ownership of Property; Liens..........................................................................38
           3.9   Intellectual Property.................................................................................38
           3.10   No Burdensome Restrictions...........................................................................38
           3.11   Taxes................................................................................................38
           3.12   Federal Regulations..................................................................................38
           3.13   ERISA................................................................................................39
           3.14   Investment Company Act; Other Regulations............................................................39
           3.15   Purpose of Loans.....................................................................................39
           3.16   Environmental Matters................................................................................39
           3.17   Solvency.............................................................................................40
           3.18   Accuracy of Information..............................................................................40
           3.19   Employee Matters, etc................................................................................41
           3.20   Security Documents...................................................................................41
           3.21   Ownership............................................................................................41
           3.22   Subsidiaries.........................................................................................41
           3.23   Senior Indebtedness..................................................................................42
           3.24   Certain Documents....................................................................................42

SECTION 4.   CONDITIONS PRECEDENT......................................................................................42
           4.1   Conditions to Effectiveness...........................................................................42
           4.2   Conditions to Each Loan...............................................................................44

SECTION 5.   AFFIRMATIVE COVENANTS.....................................................................................45
           5.1   Financial Statements.  Furnish to each Lender:........................................................45
           5.2   Certificates; Other Information.......................................................................46
           5.3   Conduct of Business and Maintenance of Existence......................................................47
           5.4   Maintenance of Property; Insurance....................................................................47
           5.5   Inspection of Property; Books and Records; Discussions................................................47
           5.6   Notices...............................................................................................47


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
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           5.7   Environmental Laws....................................................................................48
           5.8   Additional Collateral; Subsidiaries...................................................................49

SECTION 6.   NEGATIVE COVENANTS........................................................................................51
           6.1   Financial Condition Covenants.........................................................................51
           6.2   Limitation on Indebtedness............................................................................52
           6.3   Limitation on Liens...................................................................................53
           6.4   Limitation on Guarantee Obligations...................................................................54
           6.5   Limitation on Fundamental Changes.....................................................................54
           6.6   Limitation on Sale of Assets..........................................................................55
           6.7   Limitation on Leases..................................................................................55
           6.8   Limitation on Distributions...........................................................................55
           6.9   Limitation on Capital Expenditures....................................................................57
           6.10   Limitation on Investments, Loans and Advances........................................................57
           6.11   Limitation on Transactions with Affiliates...........................................................59
           6.12   Limitation on Sales and Leasebacks...................................................................60
           6.13   Limitation on Changes in Fiscal Year.................................................................60
           6.14   Limitation on Negative Pledge Clauses................................................................60
           6.15   Limitation on Lines of Business......................................................................60
           6.16   Limitation on Designated Senior Debt.................................................................60
           6.17   Limitation on Activities of Holdings.................................................................60
           6.18   Limitation on Optional Payments and Modifications of Subordinated Debt...............................60

SECTION 7.   EVENTS OF DEFAULT.........................................................................................60

SECTION 8.   THE AGENTS................................................................................................63
           8.1   Appointment...........................................................................................63
           8.2   Delegation of Duties..................................................................................63
           8.3   Exculpatory Provisions................................................................................64
           8.4   Reliance by Agents....................................................................................64
           8.5   Notice of Default.....................................................................................64
           8.6   Non-Reliance on Agents and Other Lenders..............................................................65
           8.7   Indemnification.......................................................................................65



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           8.8   Agents in Their Individual Capacity...................................................................66
           8.9   Successor Administrative Agent........................................................................66
           8.10   Releases of Collateral...............................................................................66

SECTION 9.   MISCELLANEOUS.............................................................................................66
           9.1   Amendments and Waivers................................................................................66
           9.2   Notices...............................................................................................67
           9.3   No Waiver; Cumulative Remedies........................................................................68
           9.4   Survival of Representations and Warranties............................................................68
           9.5   Payment of Expenses and Taxes.........................................................................68
           9.6   Successors and Assigns; Participations and Assignments................................................69
           9.7   Adjustments; Set-off..................................................................................72
           9.8   Counterparts..........................................................................................72
           9.9   Severability..........................................................................................72
           9.10   Integration..........................................................................................72
           9.11   GOVERNING LAW........................................................................................73
           9.12   Submission To Jurisdiction; Waivers..................................................................73
           9.13   Acknowledgements.....................................................................................73
           9.14   Partner Liability....................................................................................74
           9.15   Confidentiality......................................................................................74
           9.16   WAIVERS OF JURY TRIAL................................................................................74

        SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 28, 2001, among TransWestern Publishing Company, LLC, a Delaware limited liability company (the "Company"), WorldPages.com, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company ("WPZ"), TWP Capital Corp. II, a Delaware corporation and a wholly owned Subsidiary of the Company ("TWP Capital II"; the Company, WPZ and TWP Capital II, collectively, the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), Canadian Imperial Bank of Commerce, New York Agency, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), First Union National Bank, as syndication agent for the Lenders hereunder (in such capacity, the "Syndication Agent"), Fleet National Bank, as documentation agent for the Lenders hereunder (in such capacity, the "Documentation Agent" and, together with the Administrative Agent and the Syndication Agent, the "Agents").

                              W I T N E S S E T H :

        WHEREAS, pursuant to the Assumption Agreement and Amended and Restated Credit Agreement, dated as of November 6, 1997 (the "Existing Credit Agreement"), among the Company, TWP Capital II, the several banks and other financial institutions parties thereto, CIBC, as administrative agent thereunder, and First Union, as documentation agent thereunder, the lenders thereunder have agreed to make, and have made, certain loans and other extensions of credit to the Company and TWP Capital II;

        WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 26, 2001 (the "Merger Agreement"), by and among the Company, WorldPages Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Subsidiary"), and WPZ, the parties thereto have agreed to the merger of Merger Subsidiary with and into WPZ (the "Merger");

        WHEREAS, pursuant to the Recapitalization Agreement, dated as of June 28, 2001 (the "Recapitalization Agreement"), by and among Holdings, the Company, TransWestern Communications Company, Inc., and the New Investors, the Selling Investors and the Reinvesting Manager (as each term is defined in the Recapitalization Agreement), the parties thereto have agreed to the recapitalization of Holdings provided for therein pursuant to which the partnership interests of certain partners of Holdings (including Thomas H. Lee Equity Fund III, L.P. and certain of its Affiliates) will be repurchased, certain new and existing partners will make equity investments in Holdings (including equity investments by Thomas H. Lee Equity Fund V, L.P. and certain of its Affiliates), with the effect that the aggregate equity investment in Holdings will be increased by at least $60,500,000 (and such increased amount will be contributed to the capital of the Company) and Thomas H. Lee Equity Fund V, L.P. and certain of its Affiliates will be the largest holder of partnership interests in Holdings (the "Recapitalization"); and

        WHEREAS, the Borrowers have requested that the Lenders and the Agents enter into this Second Amended and Restated Credit Agreement to amend certain provisions of the Existing Credit Agreement for the purpose, among others, of
(i) refinancing and replacing the Revolving Credit Commitments (as defined in the Existing Credit Agreement) thereunder with the Revolving Credit Commitments hereunder and (ii) providing new extensions of credit, in the

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form of the Term Loans hereunder, as a source of funds to enable the Borrowers to consummate the Merger, and the Lenders and the Agents have agreed to do so;

        NOW THEREFORE, the parties hereto hereby agree that, effective on the Closing Date, the Existing Credit Agreement shall be superseded, amended and restated to read in its entirety as follows:

                             SECTION 1. DEFINITIONS

        1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                "ABR": at any time, a rate per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate as quoted by the Administrative Agent plus 1/2 of 1%. Each change in the ABR shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

                "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                "Acquisition Debt": Indebtedness of the Company (other than Loans) issued as part of the consideration for a Permitted Acquisition, provided that (a) such Indebtedness is unsecured, (b) either (i) all the terms and conditions of such Indebtedness are reasonably satisfactory in form and substance to the Required Lenders, as evidenced by their prior written approval thereof, or (ii) the Revolving Credit Commitments or the Term Loans are, contemporaneously with the issuance of such Indebtedness, permanently reduced or prepaid, as the case may be, in accordance with subsection 2.4(a) or 2.8(a), as the case may be, by an amount equal to the principal amount thereof, and (c) after giving effect to the issuance thereof, no Default or Event of Default shall have occurred and be continuing.

                "Administrative Agent": as defined in the preamble hereto.

                "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                "Agents": as defined in the preamble hereto.

                "Agreement": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                "Amarillo Asset Sale": the sale by WPZ of the office building located at 2400 Lakeview Drive in Amarillo, Texas.


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                "Applicable Margin": (a) for each Tranche B Term Loan, the applicable margin for ABR Loans is 1.75% and the applicable margin for LIBOR Loans is 3.00%, and (b) for each Revolving Credit Loan and Tranche A Term Loan, the rate per annum set forth in the table below opposite the Total Leverage Ratio then in effect; such Applicable Margin shall be in effect for the period beginning the second Business Day following the date on which the Pricing Certificate provided pursuant to subsection 5.2(b) is delivered to the Lenders and ending on the first Business Day following the date on which the next such Pricing Certificate is delivered to the Lenders; provided, that, if for any reason the Pricing Certificate required by subsection 5.2(b) is not delivered in accordance with such subsection to the Lenders, the Total Leverage Ratio shall, for purposes of determining the Applicable Margin, be deemed to be greater than or equal to 5.00 to 1.00 for each day during the period from and including the day such Pricing Certificate was required to be delivered pursuant to subsection 5.2(b) to the day such Pricing Certificate is so delivered; and provided, further, that for the period from and including the Closing Date to the first Business Day following the date on which the Borrowers shall deliver the first Pricing Certificate pursuant to subsection 5.2(b), the Total Leverage Ratio shall, for purposes of determining Applicable Margin, be deemed to be greater than or equal to
        5.00 to 1.00.


                                                                               APPLICABLE           APPLICABLE
                                                                               MARGIN FOR           MARGIN FOR
                TOTAL LEVERAGE RATIO                                            ABR LOANS          LIBOR LOANS
                --------------------                                            ---------          -----------
Revolving Credit Loans and Tranche A Term Loans

Greater than or equal to 5.00 to 1.00                                             1.75%               3.00%
Less than 5.00 to 1.00 and greater than or equal to 4.50 to 1.00                  1.50%               2.75%
Less than 4.50 to 1.00 and greater than or equal to 4.00 to 1.00                  1.25%               2.50%
Less than 4.00 to 1.00 and greater than or equal to 3.50 to 1.00                  1.00%               2.25%
Less than 3.50 to 1.00                                                            0.75%               2.00%


                "Approved Fund": any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                "Asset Sale": any sale or other disposition (including any Permitted Disposition) or series of related sales or other dispositions by any Borrower or any Subsidiary of any asset or assets of such Borrower or Subsidiary (including any sale and leaseback of assets) and any issuance by any Subsidiary of any shares of Capital Stock of such Subsidiary to any Person other than the Company or any wholly owned Subsidiary; provided, that any sale of assets expressly permitted by subsections 6.6(a) through (d) shall not constitute an "Asset Sale" hereunder.

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                "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the aggregate principal amount of all Revolving Credit Loans outstanding to such Lender.

                "Board of Directors": (i) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor), (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (iii) in the case of a Person that is a limited liability company, the board of managers of such Person or any committee authorized to act therefor (or, if the manager of such Person is a corporation, the board of directors of such corporate manager or any committee authorized to act therefor) and (iv) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

                "Borrowers": as defined in the preamble hereto.

                "Borrowers Security Agreement": the Assumed Amended and Restated Borrowers Security Agreement, dated as of November 6, 1997, made by the Company and TWP Capital II in favor of the Administrative Agent for the benefit of the banks and other financial institutions parties to the Existing Credit Agreement, substantially in the form of Exhibit C to the Existing Credit Agreement, as amended, supplemented or modified from time to time.

                "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 or 2.6 as a date on which the Company requests the Lenders to make Loans hereunder.

                "Business": as defined in subsection 3.16(b).

                "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York or London, England are authorized or required by law to close.

                "Canadian Subsidiaries": each of ACG Holding Company, a Nova Scotia unlimited company, ACG Exchange Company, a Nova Scotia unlimited company, and YPtel Corporation, a Nova Scotia unlimited company.

                "Capital Expenditures": of any Person for any period the amount, without duplication, of expenditures (including by way of the acquisition of securities of a Person or otherwise), determined in accordance with GAAP, for such period in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, (ii) expenditures made with the proceeds of insurance and awards of condemnation and (iii) assets acquired as part of a Permitted Acquisition).

                "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including general and limited partnership interests in a partnership) and any and all warrants or options to purchase any of the foregoing.

                "Cash Equivalents": (a) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has combined capital and surplus in excess of $200,000,000 having maturities of six months or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments having maturities of six months or less from the date of acquisition and (d) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (c) of this definition.

                "Cash Interest Coverage Ratio": EBITDA for any period of four consecutive fiscal quarters divided by Cash Interest Expense for such period.

                "Cash Interest Expense": for any period, Interest Expense for such period, excluding (a) interest paid in kind or by accretion or addition to principal, (b) amortization of commissions, discounts, fees, costs and other charges paid in connection with the incurrence of Indebtedness and (c) other interest costs not paid in cash.

                "ChoiceContent Asset Sale": the sale by WPZ of all of the Capital Stock or substantially all of the assets of ChoiceContent.com, Inc., a Texas corporation.

                "CIBC": Canadian Imperial Bank of Commerce, New York Agency.

                "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

                "Code": the Internal Revenue Code of 1986, as amended from time to time.

                "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                "Company": as defined in the preamble hereto.

                "Confidential Information Memorandum": the Confidential Information Memorandum dated June 2001 and furnished to the Lenders.

                "Consolidated Net Income": of any Person for any period, consolidated net income of such Person for such period determined in accordance with GAAP.

                "Contemplated Transaction": collectively, the Merger and the Recapitalization.

                "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                "Current Assets": at a particular date, with respect to any Person, all amounts (other than cash and Cash Equivalents and assets which would not otherwise be included in "total current assets" in accordance with GAAP but for the fact that such assets are being held for sale) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a balance sheet of such Person at such date.

                "Current Liabilities": at a particular date, with respect to any Person, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a balance sheet of such Person at such date (other than current maturities of long term debt).

                "Default": any of the events specified in Section 7, whether or not any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.

                "Documentation Agent": as defined in the preamble hereto.

                "Dollars" and "$": dollars in lawful currency of the United States of America.

                "Domestic Subsidiary": any Subsidiary of the Borrowers organized under the laws of any jurisdiction within the United States.

                "EBITDA": of any Person for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income, the sum of (a) provision for income tax expense (including, without limitation, any income taxes that would be payable if the Company were to become a taxable entity for purposes of Federal, state or local income taxes), (b) Interest Expense, (c) depreciation and amortization expense, (d) any extraordinary, non-recurring or unusual losses or expenses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, losses on the sales of assets outside of the ordinary course of business and transaction expenses incurred in connection with the Recapitalization and the Merger), (e) distributions to the Equity Compensation Trust and any payments made by the Equity Compensation Trust and (f) expenses incurred during such period in connection with the creation of prototypes for one or more new telephone directories not to exceed

        $2,000,000 in any such period, minus, without duplication and to the extent reflected as income in the statement of such Consolidated Net Income, any extraordinary, non-recurring or unusual gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, gains on the sales of assets outside of the ordinary course of business); provided that (i) in computing EBITDA for any period any Permitted Acquisition or Permitted Disposition occurring during such period shall be deemed to have been completed on the first day of such period, (ii) EBITDA shall be adjusted for projected cost savings and other pro forma adjustments in connection with any Permitted Acquisition (other than the Merger) if such savings or adjustments are described in a certificate on behalf of the Company of a Responsible Officer demonstrating in reasonable detail such cost savings delivered to the Administrative Agent and approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld) and (iii) EBITDA shall, for the periods of four consecutive fiscal quarters ending September 30, 2001, December 31, 2001, March 31, 2002 and June 30, 2002, also be adjusted upwards for projected cost savings in connection with the Merger in an amount equal to $16,408,000, $11,933,000, $7,458,000 and $2,983,000, respectively.

                "Eligible Assignee": (a) a Lender; (b) an Affiliate of a Lender;
        (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an event described in Section 7(f) has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrowers to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 9.6(c)), the Borrowers shall be deemed to have given their consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such fifth Business Day.

                "Employment Agreements": collectively, the Employment Agreements entered into by the Company with Mr. Laurence H. Bloch, Mr. Ricardo Puente and the other individuals listed on Schedule 1.2 hereto, all such agreements in substantially the form of Exhibit C to the Recapitalization Agreement.

                "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to the environment) or the environment, as now or may at any time hereafter be in effect.

                "Equity Compensation Trust": the trust established for the benefit of certain members of management and certain full time employees of the Company pursuant to the terms of the Equity Compensation Trust Agreement, dated as of April 14, 1998, as amended, between TransWestern Holdings L.P. and the Trustees named therein, or any trust established for such purposes on substantially identical terms for such members of management and full time employees of the Company a copy of which shall be delivered to each Agent.

                "Equity Consideration": any consideration given by the Company in connection with a Permitted Acquisition or proposed Permitted Acquisition consisting of equity interests issued by the Company or Holdings or cash proceeds from the sale of equity interests in the Company.

                "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "Event of Default": any of the events specified in Section 7, provided that any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.

                "Excess Cash Flow": for any period of the Company, the excess of
        (a) the sum, without duplication, of (i) EBITDA of the Company for such period, (ii) the amount of returned surplus assets of any pension plan received by the Company or any of its Subsidiaries during such period to the extent not included in Consolidated Net Income to determine EBITDA for such period or any prior period commencing on or subsequent to the Closing Date, (iii) decreases in Working Capital of the Company and its Subsidiaries for such period and (iv) extraordinary, non-recurring or unusual cash gains during such period included in Consolidated Net Income of the Company for such period, over (b) the sum, without duplication, of (i) the aggregate amount of cash Capital Expenditures permitted pursuant to subsection 6.9 and made by the Company and its Subsidiaries during such period, (ii) the aggregate amount of payments of principal in respect of any Indebtedness of the Company or any of its Subsidiaries not prohibited hereunder during such period, including, but not limited to, prepayments made pursuant to subsection 2.8(a) (other than prepayments of Loans made pursuant to subsections 2.8(b), (c), (d) and (e) and prepayments of Revolving Credit Loans to the extent not accompanied by reductions of the Revolving Credit Commitments), (iii) increases in Working Capital of the Company and its Subsidiaries for such period, (iv) Interest Expense of the Company and its Subsidiaries for such period, (v) taxes paid in cash by the Company or any of its Subsidiaries in such period, (vi) cash distributions made in such period by the Company for payment of taxes to the extent permitted under subsection 6.8(a), (vii) any cash payments, made by the Company in accordance with subsection 6.8(d) during such period for the purchase of shares of its Capital Stock from departing officers and employees and on account of Subordinated Management Notes, (viii) any cash payments made by the Company or any of its Subsidiaries for acquisitions made during such period pursuant to subsection 6.10(f) and (ix) Management Fees paid during such period; notwithstanding the parenthetical phrase included in clause (b)(ii) above, the amount described in such clause (b)(ii) shall include the amount of any mandatory prepayment of the Loans to the extent that clause (a) of this definition includes a corresponding amount directly attributable to the event giving rise to such mandatory prepayment (such as, for example, the portion of the Net Cash Proceeds from an Asset Sale applied as a mandatory prepayment of the Loans representing the ordinary gain realized in such Asset Sale).

                "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations (as defined in the Guarantee and Collateral Agreement), would, in the good faith judgment of the Borrowers, result in adverse tax consequences to any one of the Borrowers.

                "Executive Agreements": collectively, (a) the Executive Agreements entered into by Holdings with Mr. Laurence H. Bloch, Mr. Ricardo Puente and the other individuals listed on Schedule 1.2 hereto, and (b) the Executive Agreements entered into by Holdings with any other officers and employees of the Company who shall enter into an Executive Agreement with the Company subsequent to the Closing Date, all such agreements referred to in this clause (b) in substantially the form of Exhibit B to the Recapitalization Agreement.

                "Existing Credit Agreement": as defined in the recitals hereto.

                "Facilities Termination Date": June 27, 2008.

                "Facility": each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder, (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder and (c) the Revolving Credit Commitments and the Revolving Credit Loans made thereunder (the "Revolving Credit Facility").

                "Federal Funds Rate": for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published at 11:00 a.m. (New York City time) for such day (or, if such day is not a Business Day, for the next preceding Business
        Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                "First Union": First Union National Bank, a national banking association.

                "Fixed Charge Ratio": EBITDA for any period of four consecutive fiscal quarters (less the aggregate amount actually paid by the Borrowers and their Subsidiaries during such period on account of Capital Expenditures) divided by Fixed Charges for the Company for such period.

                "Fixed Charges": for the Company for any period the sum of (a) Total Debt Service for such period, (b) distributions for the payment of taxes made by the Company during such period pursuant to subsection 6.8(a), and (c) cash dividend payments made by the Company pursuant to subsections 6.8(d) and (f) during such period, in each case determined on a consolidated basis in accordance with GAAP.

                "Foreign Subsidiary": any Subsidiary of the Borrowers that is not a Domestic Subsidiary.

                "Fund": any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                "General Partner": TransWestern Communications Company, Inc., a Delaware corporation and the general partner of Holdings.

                "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Company, WPZ, TWP Capital II and each Subsidiary Guarantor, substantially in the form of Exhibit D, amending and restating the Borrowers Security Agreement and the Holdings Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                "Holdings": TransWestern Holdings L.P.

                "Holdings Pledge Agreement": the Pledge Agreement, dated as of November 6, 1997, made by Holdings in favor of the Administrative Agent for the benefit of the banks and other financial institutions parties to the Existing Credit Agreement, substantially in the form of Exhibit D to the Existing Credit Agreement, as amended, supplemented or modified from time to time.

                "Increasing Lender": as defined in subsection 2.20.

                "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, (ii) any "earn-out" or similar obligations payable to the sellers in connection with any Permitted Acquisition based upon a percentage of the earnings or the cash flow of the business acquired and
        (iii) obligations of the Company or any of its Subsidiaries in respect of advance payments or deposits by its customers for goods or services to be sold by the Company or such Subsidiary), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit and similar facilities issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person where such Person has not assumed or otherwise become liable for the payment thereof and (f) for the purposes of subsection 6.2 and Section 7(e) only, all obligations, contingent or otherwise, of such Person in respect of Interest Rate Agreements.

                "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                "Insolvent": pertaining to a condition of Insolvency.

                "Interest Expense": of any Person for any period the amount of interest expense (including that attributable to Financing Leases) payable with respect to all outstanding Indebtedness of such Person, including, without limitation or duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and all net amounts payable by such Person under Interest Rate Agreements, determined in accordance with GAAP, provided that in computing Interest Expense for any period during which Indebtedness shall have been incurred or repaid in connection with any Permitted Acquisition or Permitted Disposition, such Indebtedness shall be deemed to have been incurred or repaid, as the case may be, on the first day of such period and Interest Expense for such period shall be deemed to have been (i) increased by the amount of interest that would be payable on such newly incurred Indebtedness during the period from the first day of such period to the date of incurrence thereof, calculated at the interest rate per annum applicable thereto on the date of such incurrence or, as the case may be, (ii) decreased by the amount of interest actually paid on the principal repaid during the period from the first day of such period to the date of such repayment.

                "Interest Payment Date": (a) as to any ABR Loan, the first day of each January, April, July and October, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                "Interest Period": with respect to any LIBOR Loan:

                (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six or (if agreed to by all the Lenders under the relevant Facility) nine or twelve months (or, to the extent provided in subsection 2.6, one week) thereafter, as selected by the Borrowers in their notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six or (if agreed to by all the Lenders under the relevant Facility) nine or twelve months (or, to the extent provided in subsection 2.6, one week) thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent by 11:00 a.m. New York City time not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

        provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                (1) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date (in the case of Revolving Credit Loans) or beyond the date final payment is due on the Tranche A Term Loans (in the case of the Tranche A Term Loans) or the Tranche B Term Loans (in the case of the Tranche B Term Loans) shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be;

                (3) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                (4) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

                "Interest Rate Agreement": with respect to any Person, any interest rate swap agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which such Person is a party or a beneficiary.

                "Lease Expense": for any Person for any period, the aggregate amount of fixed and contingent rentals payable by such Person, determined on a consolidated basis in accordance with GAAP, for such period with respect to operating leases of real and personal property.

                "Lenders": as defined in the preamble hereto.

                "LIBOR": the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two
        (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

                "LIBOR Rate": for any Interest Period, LIBOR for such Interest Period.

                "LIBOR Loans": Loans bearing interest at a rate determined with reference to the LIBOR Rate.

                "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                "Loan": any loan made by any Lender pursuant to this Agreement.

                "Loan Documents": this Agreement, any Notes and the Security Documents.

                "Loan Parties": Holdings, the Company, WPZ, TWP Capital II and their respective Subsidiaries which are a party to a Loan Document.

                "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Revolving Credit Loans, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the aggregate Revolving Commitments then in effect).

                "Management Fees": as defined in subsection 6.11.

                "Material Adverse Effect": a material adverse effect on (a) the business, assets, condition (financial or otherwise) or results of operations of the Borrowers and their Subsidiaries, taken as a whole, or
        (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                "Merger": as defined in the recitals hereto.

                "Merger Agreement": as defined in the recitals hereto.

                "Merger Documentation": collectively, the Merger Agreement and all schedules, exhibits and annexes thereto and all side letters and written agreements affecting the terms thereof or entered into in connection therewith.

                "Merger Subsidiary": as defined in the recitals hereto.

                "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                "Net Cash Proceeds": (a) in connection with any Asset Sale, the cash proceeds (including any payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise) of such Asset Sale net of all attorneys' fees, accountants' fees, investment banking fees, brokerage commissions, survey costs, title insurance premiums, required debt payments (other than pursuant hereto), amounts required to be paid to any Person (other than the Company) owning a beneficial interest in the assets subject to such Asset Sale, reasonable amounts to be provided by the Company as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company (provided, that, if any amount of such reserve shall be released or reversed, the amount of such release or reversal shall be "Net Cash Proceeds"), and other customary fees and expenses in connection therewith and net of taxes (including income taxes of partners) paid or payable as a result thereof and net of purchase price adjustments which are in amounts ascertainable on the date of such Asset Sale and which are reasonably expected to be payable in connection therewith within 6 months of such date and (b) in connection with any issuance of any equity or debt securities or instruments or the incurrence of loans, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise) received from such issuance, net of all investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses in connection therewith, provided that notwithstanding the foregoing, no fees described in clauses (a) or (b) above shall be deducted in determining such Net Cash Proceeds to the extent such fees are payable to an Affiliate of the Company.

                "Non-Excluded Taxes": as defined in subsection 2.17(a).

                "New Lender": as defined in subsection 2.20.

                "Non-U.S. Lender": as defined in subsection 2.17(b).

                "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

                "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, any Note or any other Loan Document.

                "Participant": as defined in subsection 9.6(b).

                "Partnership Agreement": the Fourth Amended and Restated Agreement of Limited Partnership of Holdings, dated as of June 28, 2001, as amended, modified or supplemented in accordance with the terms thereof.

                "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                "Percentage": as to any Lender at any time the percentage which the sum, without duplication, of such Lender's Revolving Credit Commitment and the aggregate principal amount of such Lender's Term Loans then outstanding then constitutes of the sum, without duplication, of the aggregate Revolving Credit Commitments then in effect and Term Loans then outstanding (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                "Permitted Acquisition": as defined in subsection 6.10(f).

                "Permitted Disposition": as defined in subsection 6.6(e).

                "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                "Pricing Certificate": as defined in subsection 5.2(b).

                "Prime Rate": at any time, the rate of interest per annum publicly announced from time to time by CIBC as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by CIBC as its Prime Rate is an index or base rate and shall not necessarily be its lowest rate charged to its customers or other banks.

                "Pro Forma Balance Sheet": as defined in subsection 3.1(d).

                "Properties": as defined in subsection 3.16(a).

                "Recapitalization": as defined in the recitals hereto.

                "Recapitalization Agreement": as defined in the recitals hereto.

                "Recapitalization Documentation": collectively, the Recapitalization Agreement and all schedules, exhibits and annexes thereto and all side letters and written agreements affecting the terms thereof or entered into in connection therewith.

                "Refinancing Indebtedness": Indebtedness that refunds, refinances or extends the Senior Subordinated Notes, but only to the extent that (i) such Refinancing Indebtedness is subordinated to the obligations of the Borrowers hereunder to at least the same extent as the Senior Subordinated Notes, (ii) no amount of the principal of such Refinancing Indebtedness is scheduled to mature earlier than the date which is 91 days after the Facilities Termination Date, (iii) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Senior Subordinated Notes being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on the Senior Subordinated Notes being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness,
        (iv) such Refinancing Indebtedness is incurred by the Borrowers and (v) such Refinancing Indebtedness shall not be on financial and other terms that are materially more onerous, and shall not have any defaults, rights or remedies more burdensome, to any Loan Party than the Senior Subordinated Notes being refunded, refinanced or extended.

                "Register": as defined in subsection 9.6(d).

                "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
        Section 4241 of ERISA.

                "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                "Required Lenders": at any time, Lenders the Percentages of which aggregate more than 50%; provided that notwithstanding the foregoing, Required Lenders shall at all times be at least two Lenders.

                "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Reserve Percentage": the maximum daily arithmetic reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency Liabilities (as defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any changes in such reserve requirement becoming effective during the Interest Period. For purposes of calculating the Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of credit for prorations, exemptions or offsets under Regulation D, and further without regard to whether or not any Lender elects to actually fund any Loan or portion thereof with Eurocurrency Liabilities.

                "Responsible Officer": each of the chief executive officer and the president of the Company and, with respect to financial matters, the chief financial officer of the Company.

                "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A under the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 9.6 (in each case as such amount may be changed from time to time (including, without limitation, as a result of assignment by one Lender to another) in accordance with the provisions of this Agreement).

                "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments then in effect (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                "Revolving Credit Commitment Period": the period from and including the Closing Date to, but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                "Revolving Credit Loans": as defined in subsection 2.1.

                "Revolving Credit Note": as defined in subsection 2.7(e).

                "Revolving Credit Termination Date": June 27, 2007.

                "Revolving Lender": each Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans.

                "Security Documents": the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of any Loan Party hereunder and under any of the other Loan Documents, as the same may be amended, supplemented or otherwise modified according to the terms thereof.

                "Senior Debt": All Indebtedness of the Company and its Subsidiaries other than Subordinated Debt.

                "Senior Discount Notes": the 11.875% senior discount notes issued on November 6, 1997 by Holdings.

                "Senior Subordinated Notes": the 9.625% senior subordinated notes due 2007 issued by the Borrowers and any notes registered with the Securities and Exchange Commission having substantially the same terms and conditions that are issued in exchange therefor.

                "Senior Leverage Ratio": at any date, all then outstanding Senior Debt divided by EBITDA for the then most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Lenders.

                "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                "Solvent": with respect to any Person on a particular date, the condition that on such date, (a) the fair value, on a going concern basis, of the property of such Person is greater than the total amount of liabilities, including, without limitation, probable liability in respect of contingent liabilities, of such Person, (b) the present fair salable value, on a going concern basis, of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                "Subordinated Debt": the Senior Subordinated Notes, any related Refinancing Indebtedness and any other subordinated Indebtedness issued pursuant to subsection 6.2(b)(ii).

                "Subordinated Management Notes": promissory notes of the Company issued to Mr. Laurence H. Bloch, Mr. Ricardo Puente and those officers and employees of the Company listed on Schedule 1.2 hereto and any other officers and employees of the Company who shall enter into an Executive Agreement with the Company subsequent to the Closing Date in accordance with the provisions of Section 3 of the Executive Agreement to which such person is a party (as such Executive Agreements are in effect on the date of execution thereof), provided that all the terms and conditions of such notes that are not specified in such Section, including, without limitation, those relating to subordination, shall be in form and substance satisfactory to the Required Lenders, as evidenced by their prior written approval thereof, it being understood that such notes will not be satisfactory to the Required Lenders unless they include provisions prohibiting payments to be made thereunder if, after giving effect to such payment, the Total Leverage Ratio would be equal to or greater than 5.5 to 1.0 or any Event of Default under Sections 7(a), (c), (f) and (h) shall have occurred and be continuing and provided, further, that payments pursuant to the Subordinated Management Notes may only be made in accordance with subsection 6.8.

                "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise expressly stated, all references to the term Subsidiary shall be deemed to be to a Subsidiary of the Company.

                "Subsidiary Guarantor": each Subsidiary of the Borrowers other than any Excluded Foreign Subsidiary.

                "Syndication Agent": as defined in the preamble hereto.

                "Term Lenders": the collective reference to the Tranche A Term Lenders and the Tranche B Term Lenders.

                "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

                "Term Notes": the collective reference to the Tranche A Term Notes and the Tranche B Term Notes.

                "Total Amount Expended": when used with respect to any Permitted Acquisition or proposed Permitted Acquisition, the total amount expended or, as the case may be, proposed to be expended by the Company as the purchase consideration for such Permitted Acquisition, whether in cash, by issuance of Acquisition Debt, by assumption of debt or otherwise, but shall exclude (i) any Equity Consideration and (ii) any "earn-out" or similar obligations payable to the sellers based upon a percentage of the earnings or cash flow of the business acquired.

                "Total Debt Service": for any Person for any period, the sum of
        (a) regularly scheduled mandatory principal payments on Indebtedness (other than the Revolving Credit Loans) for such period and (b) Cash Interest Expense for such period.

                "Total Indebtedness": of any Person, as of the date of determination, all Indebtedness of such Person which, in accordance with GAAP, would be included as indebtedness on a consolidated balance sheet of such Person at such date.

                "Total Leverage Ratio": at any date, all then outstanding Total Indebtedness divided by EBITDA for the then most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Lenders.

                "Tranche": the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "LIBOR Tranches".

                "Tranche A Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrowers in an amount equal to the amount set forth opposite such Lender's name on
        Schedule 1.1A under the heading "Tranche A Term Loan".

                "Tranche A Term Lender": each Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.

                "Tranche A Term Loan": as defined in subsection 2.5.

                "Tranche A Term Note": as defined in subsection 2.7(e).

                "Tranche B Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrowers in an amount equal to the amount set forth opposite such Lender's name on
        Schedule 1.1A under the heading "Tranche B Term Loan".

                "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                "Tranche B Term Loan": as defined in subsection 2.5.

                "Tranche B Term Note": as defined in subsection 2.7(e).

                "Transferee": as defined in subsection 9.6(f).

                "TWP Capital II": as defined in the preamble hereto.

                "Type": as to any Loan, its nature as an ABR Loan or a LIBOR
        Loan.

                "Working Capital": the excess of Current Assets over Current Liabilities.

                "WPZ": as defined in the preamble hereto.

                "WPZ Convertible Debentures": the 5% convertible debentures issued on February 23, 2000 by WPZ.

                "WPZ Credit Agreement": the Amended and Restated Loan Agreement dated as of March 30, 2000, by and among WPZ, those certain financial institutions whose names appear on the signature pages thereof and Bank of America, N.A., as administrative agent.

                1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, provided, however, that if there shall occur any change after the date hereof in GAAP and such change affects the method of calculating any component used in determining compliance with the financial covenants set forth in subsection 6.1, GAAP as in effect on the date hereof shall be applied in computing such components and determining such compliance, and the Company shall deliver a certificate showing in reasonable detail a reconciliation in respect of such adjustments concurrently with the delivery of relevant financial statements hereunder.

                (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words include, includes and including shall be deemed to be followed by the phrase "without limitation".

                (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment, provided that the Revolving Credit Commitments of the Lenders shall be adjusted to give effect to any increase in Revolving Credit Commitments pursuant to subsection 2.20. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                (b) The Revolving Credit Loans may from time to time be (i) LIBOR Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsections 2.2 and 2.9, provided that no Revolving Credit Loan shall be made as a LIBOR Loan after the day that is one month prior to the Revolving Credit Termination Date.

                2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrowers shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially LIBOR Loans or
(b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of LIBOR Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of LIBOR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof and (y) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrowers, the Administrative Agent shall promptly notify each Revolving Lender thereof. Upon receipt of such notice from the Administrative Agent, each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

                2.3 FEES. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first day of each January, April, July and October and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

                2.4 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS.
(a) The Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                (b) The Revolving Credit Commitments shall automatically be permanently be reduced as set forth in subsection 2.8.

                2.5 TERM LOANS. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrowers on the Closing Date in an amount equal to such Lender's Tranche A Term Commitment and (b) each Tranche B Term Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrowers on the Closing Date in an amount equal to such Lender's Tranche B Term Commitment, provided that the Tranche A Term Loans and Tranche B Term Loans of Lenders shall be adjusted to give effect to any increase in Tranche A Term Loans and Tranche B Term Loans pursuant to subsection 2.20. The Term Loans may from time to time be
(i) LIBOR Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsections 2.6 and 2.9.

                2.6 CLOSING DATE TERM LOAN BORROWINGS. The Borrowers shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the Closing Date in the case of ABR Loans requesting that the Term Lenders make the Term Loans on the Closing Date. The Tranche B Term Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Term Loan may be converted into or continued as a LIBOR Loan prior to the date that is 30 days after the Closing Date. Prior to the date that is 28 days after the Closing Date, all Tranche A Term Loans and Revolving Credit Loans which are LIBOR Loans shall have an Interest Period of one week. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 11:00 a.m. New York City time on the Closing Date, each Term Lender shall make available to the Administrative Agent at its office specified in subsection 9.2 an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall on the Closing Date credit the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders.

                2.7 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrowers jointly and severally hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 7), (ii) the principal amount of each Tranche A Term Loan of such Lender, in quarterly installments on the dates set forth on Schedule 2.7, in the aggregate principal amounts for all Lenders set forth on said Schedule opposite the date of such installment (or the then unpaid principal amount of such Tranche A Term Loan, on the date that the Tranche A Term Loans become due and payable pursuant to
Section 7 or otherwise) and (iii) the principal amount of each Tranche B Term Loan of such Lender, in quarterly installments on the dates set forth on
Schedule 2.7, in the aggregate principal amounts for all Lenders set forth on said Schedule opposite the date of such installment (or the then unpaid principal amount of such Tranche B Term Loan, on the date that the Tranche B Term Loans become due and payable pursuant to Section 7 or otherwise). The Borrowers jointly and severally hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.11.

                (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

                (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.7(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the joint and several obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                (e) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender (i) a promissory note of the Borrowers evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrowers evidencing the Tranche A Term Loans of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Tranche A Term Note"), and/or (iii) a promissory note of the Borrowers evidencing the Tranche B Term Loans of such Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (a "Tranche B Term Note"). In the event the Borrowers increase the aggregate principal amount of the Term Loans or Revolving Credit Commitments, as the case may be, pursuant to subsection 2.20, the Borrowers shall issue replacement Term Notes or Revolving Credit Notes, as the case may be, to each Increasing Lender and new Term Notes or Revolving Credit Notes, as the case may be, to each New Lender.

                2.8 OPTIONAL PREPAYMENTS; MANDATORY PREPAYMENTS AND REVOLVING CREDIT COMMITMENT REDUCTIONS. (a) The Borrowers may on the last day of any Interest Period with respect thereto (or on any other day if the prepayment referred to herein is accompanied by all amounts payable by the Borrowers pursuant to subsection 2.18), in the case of LIBOR Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Loans, in whole or in part, without premium or penalty, upon one Business Days' written notice in the case of ABR Loans and three Business Days' written notice in the case of LIBOR Loans to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and specifying whether the prepayment is of Tranche A Term Loans, Tranche B Term Loans or Revolving Credit Loans or a combination thereof and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.18. Partial optional prepayments of the Tranche A Term Loans and the Tranche B Term Loans pursuant to this subsection 2.8(a) shall, in each case, be applied ratably to the respective remaining installments of principal thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount equal to (x) in the case of LIBOR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof and (y) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof.

                (b) If, subsequent to the Closing Date, any Borrower or any Subsidiary shall receive Net Cash Proceeds from any Asset Sale and shall not have applied or committed to apply all or a portion of such Net Cash Proceeds to the purchase or acquisition of other assets within 180 days after such Asset Sale, or shall have committed to apply such Net Cash Proceeds to the purchase or acquisition of other assets within 180 days after such Asset Sale but shall not have so applied such Net Cash Proceeds within 270 days after such Asset Sale, an amount equal to such unapplied Net Cash Proceeds shall, on the 180th (or 270th, as the case may be) day following the receipt of such Net Cash Proceeds, be applied toward the prepayment of the Loans and reduction of the Revolving Credit Commitments as set forth in subsection 2.8(f), provided that no prepayment or Revolving Credit Commitment reduction shall be required pursuant to this paragraph unless the aggregate amount of all Net Cash Proceeds from Asset Sales exceeds an amount equal to (i) $5,000,000 in any fiscal year or (ii) $15,000,000 subsequent to the Closing Date (and such prepayments shall be required only to the extent of such excess), provided further that up to $4,000,000 in Net Cash Proceeds from the Amarillo Asset Sale and up to $1,000,000 in Net Cash Proceeds from the ChoiceContent Asset Sale shall be excluded from any calculation pursuant to the foregoing clauses (i) and (ii).

                (c) If the Company's Total Leverage Ratio determined as of the last day of any fiscal year, commencing with the fiscal year beginning January 1, 2002 and ending December 31, 2002, equals or exceeds 4.00 to 1.0, the Borrowers shall, within 120 days from the end of such fiscal year, prepay the Loans and reduce the Revolving Credit Commitments as set forth in subsection 2.8(f) in an amount equal to 50% of Excess Cash Flow for such fiscal year.

                (d) If, subsequent to the Closing Date, any Borrower or any Subsidiary shall receive insurance proceeds (or proceeds from a condemnation award) in excess of amounts used, or committed to be used, to restore or replace any affected properties or equipment within 180 days from the date of the related loss or condemnation, or shall have committed to use such excess to restore or replace any affected properties or equipment within 180 days from the date of the related loss or condemnation but shall not have so used such excess within 270 days after such loss or condemnation, it shall promptly apply an amount equal to such excess to prepay the Loans and reduce the Revolving Credit Commitments as set forth in subsection 2.8(f).

                (e) If, subsequent to the Closing Date, Holdings or any Subsidiary shall issue any equity securities or incur any Indebtedness (excluding any Indebtedness incurred in accordance with subsection 6.2), the Borrowers shall prepay the Loans and reduce the Revolving Credit Commitments as set forth in subsection 2.8(f) by an amount equal to (x) 50% of the Net Cash Proceeds of such equity issuance (other than Equity Consideration used to make or finance Permitted Acquisitions as permitted by subsection 6.10(f), equity issuances used to finance the repurchase of partnership interests or other equity participation rights of departing officers or employees of the Company as permitted by subsection 6.8(c) and equity issuances to Persons having ownership interests in Holdings as of the Closing Date (and their Affiliates)) and (y) 100% of the Net Cash Proceeds of such Indebtedness incurred.

                (f) Subject to the provisions of subsection 2.8(h), all mandatory prepayments pursuant to subsections 2.8(b), (c), (d) and (e) shall be applied first, to the permanent repayment of the Term Loans and second, to the permanent reduction of the Revolving Credit Commitments and, to the extent required by subsection 2.8(g), to the prepayment of Revolving Credit Loans, in each case together with interest accrued to the date of such prepayment and any amounts payable under subsection 2.18. Mandatory prepayments of the Term Loans shall be applied ratably to the remaining installments of the Term Loans. Mandatory prepayments of the Term Loans may not be reborrowed.

                (g) If at any time the aggregate principal amount of the Revolving Credit Loans exceeds the aggregate Revolving Credit Commitments, the Borrowers shall prepay the Revolving Credit Loans in an amount equal to such excess together with interest accrued to the date of such prepayment and any amounts payable under subsection 2.18. If the Senior Subordinated Notes are not refinanced with the proceeds of Refinancing Indebtedness on or before June 30, 2007, the Borrowers shall prepay the Tranche B Term Loans on August 15, 2007 in an amount equal to the aggregate outstanding principal amount of the Tranche B Term Loans together with interest accrued to the date of such prepayment and any amounts payable under subsection 2.18.

                (h) Notwithstanding anything to the contrary in subsection 2.8(f) or 2.14, with respect to the amount of any mandatory prepayment described in subsection 2.8(b), (c), (d) or (e) that is allocated to Tranche B Term Loans (such amount, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrowers will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in subsection

2.8(f), on the date specified in subsection 2.8(b), (c), (d) or (e), as the case may be, for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Lender notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrowers, the Administrative Agent will send to each Tranche B Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit I, and shall include an offer by the Borrowers to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the Tranche B Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the Borrowers shall pay to the relevant Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Tranche B Term Loans in respect of which such Lenders have accepted prepayment as described above and (ii) the Borrowers shall pay to the Tranche A Term Lenders an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

                2.9 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrowers may elect from time to time to convert LIBOR Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election substantially in the form of Exhibit H, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto and that the aggregate principal amount of LIBOR Loans so converted shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof. The Borrowers may elect from time to time to convert ABR Loans to LIBOR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election substantially in the form of Exhibit H, provided that the aggregate principal amount of ABR Loans so converted shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the applicable Term Loans.

                (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving written notice to the Administrative Agent substantially in the form of Exhibit H, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no LIBOR Loan may be continued as such
(i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination

Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the applicable Term Loans and provided, further, that if the Borrowers shall fail to give such written notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                2.10 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each LIBOR Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. In no event shall there be more than seven LIBOR Tranches outstanding at any time.

                2.11 INTEREST RATES AND PAYMENT DATES. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

                (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                (c) Upon the occurrence and during the continuance of any Event of Default under Section 7(a), (i) all outstanding LIBOR Loans will bear interest at a rate per annum 2.00% in excess of the rate per annum otherwise applicable thereto until the end of the Interest Period then in effect with respect thereto and thereafter at a rate per annum 2.00% in excess of the ABR from time to time in effect plus the Applicable Margin and (ii) all outstanding ABR Loans will bear interest at a rate per annum 2.00% in excess of the ABR from time to time in effect plus the Applicable Margin. Any interest, fees or other amounts (other than principal) payable hereunder that are not paid when due shall bear interest until paid in full at a rate per annum equal to the ABR from time to time in effect plus the Applicable Margin.

                (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                2.12 COMPUTATION OF INTEREST AND FEES. (a) Revolving Credit Commitment fees and, whenever it is calculated on the basis of the ABR, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

                (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.11(a) or (c).

                2.13 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

                (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected LIBOR Loans during such Interest Period and the Borrowers shall not have entered into a written agreement providing to the affected Lenders compensation satisfactory to such Lenders for such inadequately and unfairly reflected cost.

the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to or continued as ABR Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent shall be obligated to do when the circumstances giving rise to such notice no longer exist), no further LIBOR Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to LIBOR Loans.

                2.14 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrowers of Revolving Credit Loans from the Revolving Lenders hereunder, each payment by the Borrowers on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of the Revolving Lenders shall be made pro rata according to the respective Revolving Credit Commitment Percentages of the Revolving Lenders, subject to the provisions of subsection
2.20. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders, subject to the provisions of subsection 2.8(h). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amounts thereof. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Lenders, subject to the provisions of subsection 2.20. All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00

P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrowers.

                2.15 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert ABR Loans to LIBOR Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.18.

                2.16 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.17 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall be jointly and severally obligated to promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall be jointly and severally obligated to promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                (c) In the event that after the date hereof a Lender is required to maintain reserves of the type contemplated by the definition of "Reserve Percentage", such Lender may require the Borrowers, jointly and severally, to pay, promptly after receiving notice of the amount due, additional interest on the related LIBOR Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable LIBOR Rate divided by (B) one minus the Reserve Percentage over (ii) the applicable LIBOR Rate.

                (d) If any Lender becomes entitled to claim any additional amounts or additional interest pursuant to this subsection, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that the Borrowers shall not be required to compensate a Lender pursuant to this subsection for any additional amounts or additional interest incurred more than three months prior to the date on which such Lender notifies the Company of such event giving rise to such additional amounts or additional interest and of such Lender's intention to make claim therefor under this subscription; and provided, further, that, if any adoption or change of any Requirement in Law or other event giving rise to such claim for additional amounts is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                2.17 TAXES. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise or similar taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender as a result of a present or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any Note or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder or under any Note, the amounts so payable to any Agent or Lender shall be increased to the extent necessary to yield to any Agent or Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. In addition, the Borrowers shall pay any Other Taxes to the relevant Government Authority in accordance with applicable law. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall be jointly and severally obligated to indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by either Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                (b) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit K and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                2.18 INDEMNITY. The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                2.19 CHANGE OF LENDING OFFICE; MANDATORY ASSIGNMENT. (a) Each Lender agrees that if it makes any demand for payment under subsection 2.16 or 2.17(a), or if any adoption or change of the type described in subsection 2.15 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 2.16 or 2.17(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.15.

                If the Borrowers shall be required to pay any additional amounts or other payments to any Lender in accordance with subsection 2.16 or 2.17(a) or if any Lender shall, in accordance with subsection 2.15, no longer be obligated to make or maintain LIBOR Loans hereunder, the Borrowers may, at their own expense and in their sole discretion, unless such Lender has theretofore removed or cured the conditions which result in the obligation to pay such additional amounts or other payments or which result in such illegality, as the case may be, after reasonable notice to the Administrative Agent and such Lender, require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with subsection 9.6), all or part of its interests, rights and obligations under this Agreement to another bank or financial institution reasonably acceptable to the Administrative Agent (provided that the Borrowers, with the full cooperation of such Lender, can identify a bank or financial institution reasonably acceptable to the Administrative Agent which is ready, willing and able to be an Assignee with respect thereto) which shall assume such assigned obligations (which Assignee may be another Lender, if such Assignee Lender accepts such assignment); provided that (A) the Assignee or the Borrowers, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder, including, without limitation, any amounts owing pursuant to subsection 2.18 and any amounts that would be owing under said subsection if such Loans were prepaid on the date of such assignment, and (B) such assignment does not conflict with any law, rule or regulation or order of any Governmental Authority.

                2.20 INCREASES OF THE TERM LOANS OR REVOLVING CREDIT COMMITMENTS. At the mutual discretion of the Borrowers and the Administrative Agent, the Borrowers may request in writing at any time during the period from the Closing Date to and including the second anniversary of the Closing Date that (x) the then effective aggregate principal amount of any Type or Types of Term Loans be increased, and/or (y) the then effective aggregate principal amount of Revolving Credit Commitments be increased; provided that (1) the aggregate principal amount of the increases in Term Loans and/or Revolving Credit Commitments pursuant to this subsection 2.20 shall not exceed $35,000,000, (2) the Borrowers may not make more than two requests for such increases in Term Loans and/or Revolving Credit Commitments, (3) no Event of Default shall have occurred and be continuing or occurs as a result of such increases in Term Loans and/or Revolving Credit Commitments, and (4) the Borrowers shall, and shall cause their Subsidiaries to, execute and deliver such documents and instruments and take such other actions as may be reasonably requested by Administrative Agent in connection with such increases. Any request under this subsection 2.20 shall be submitted by the Borrowers to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase and be accompanied by an officer's certificate stating that no Event of Default exists or will occur as a result of such increase. No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its applicable Term Loans or Revolving Credit Commitment, as the case may be. Only the consent of each Lender (an "Increasing Lender") which agrees to increase the principal amount of its applicable Term Loans or Revolving Credit Commitments, as the case may be, shall be required for an increase in the aggregate principal amount of the applicable Term Loans or Revolving Credit Commitment, as the case may be, pursuant to this subsection 2.20. No Lender which elects not to increase the principal amount of its Term Loans or Revolving Credit Commitment, as the case may be, may be replaced in respect of its existing applicable Term Loans or Revolving Credit Commitment, as the case may be, as a result thereof without such Lender's consent. Each Increasing Lender shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. The Borrowers may accept some or all of the offered amounts or designate new lenders who qualify as Eligible Assignees as additional Lenders hereunder in accordance with this subsection 2.20 (each such new lender being a "New Lender"), which New Lender may assume all or a portion of the increase in the aggregate principal amount of the applicable Term Loans or Revolving Credit Commitments, as the case may be. The Borrowers and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the applicable Term Loans or

Revolving Credit Commitments, as the case may be, among Increasing Lenders and New Lenders. Each New Lender designated by the Borrowers shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the applicable Term Loans or Revolving Credit Commitments, as the case may be, upon its execution of an instrument of joinder, in each case in form and substance satisfactory to the Administrative Agent. Subject to the foregoing, any increase requested by the Borrowers shall be effective as of the date proposed by the Borrowers and shall be in the principal amount equal to (i) the principal amount which Increasing Lenders are willing to assume as increases to the principal amount of their applicable Term Loans or Revolving Credit Commitments, as the case may be, plus
(ii) the principal amount offered by New Lenders with respect to the applicable Term Loans or Revolving Credit Commitments, as the case may be, in either case as adjusted by the Borrowers and the Administrative Agent pursuant to this subsection 2.20. All new Term Loan to be made under this subsection 2.20 shall be made to the Borrowers on the same day as such increase in the applicable Term Loans under this subsection 2.20 becomes effective. Upon effectiveness of any such increase, the Percentage of each Lender will be adjusted to give effect to the increase in the applicable Term Loans or Revolving Credit Commitments, as the case may be, and the Administrative Agent shall distribute to Lenders revised Schedules 1.1A and 2.7 reflecting the applicable Term Loans and Revolving Credit Commitment of each Lender after giving effect to such increase. To the extent that the adjustment of Percentage results in losses or expenses to any Lender as a result of the prepayment of any Revolving Credit Loan which is a LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, the Borrowers shall be responsible for such losses or expenses pursuant to subsection 2.18.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrowers hereby represent and warrant to the Agents and each Lender that:

                3.1 FINANCIAL CONDITION. (a) The balance sheet of the Company as at December 31, of each of 1998, 1999 and 2000 and the related statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company as at such date, and the results of its operations and its cash flows for the fiscal year then ended. To the best knowledge of the Company, the balance sheet of WPZ as at December 31, of each of 1998, 1999 and 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the fiscal year ended on such date, reported on by KPMG LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects the financial condition of WPZ as at such date, and the results of its operations and its cash flows for the fiscal year then ended.

                (b) The unaudited balance sheet of the Company as at March 31, 2001 and the related unaudited statements of income and of cash flows for the three-month period ended on such date, certified on behalf of the Company by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company as at such date, and the results of its operations and its cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnote disclosure). The unaudited balance sheet of WPZ as at March 31, 2001 and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the three-month period ended on such date, certified on behalf of the Company by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects the financial condition of WPZ as at such date, and the results of its operations and its cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnote disclosure).

                (c) All such financial statements referred to in subsection 2.1(a) and (b), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein and except that the unaudited financial statements referred to in subsection 2.1(b) may not be accompanied by notes thereto or reflect year-end adjustments). Neither the Company nor WPZ had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 2000 to and including the date hereof there has been no sale, transfer or other disposition by Holdings (with the exception of the Contemplated Transaction), the Company or WPZ of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Holdings, the Company or WPZ, as the case may be, at December 31, 2000.

                (d) The unaudited pro forma balance sheet of the Company as at March 31, 2001 (the "Pro Forma Balance Sheet"), and the related unaudited pro forma statements of income and of cash flows for the three months ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, have been prepared in good faith based on reasonable assumptions for the purposes of fairly presenting the pro forma financial condition of the Company as at such date after giving effect to (i) the Recapitalization and the Merger, (ii) the payment of estimated fees and expenses, financing costs and distributions related to the transactions contemplated hereby and thereby and (iii) the making of the Loans on the Closing Date in accordance with this Agreement, as if all such transactions described in clauses (i) through (iii) had occurred on such date.

                3.2 NO CHANGE. (a) Since December 31, 2000, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect, and (b) except (i) as permitted pursuant to subsection 6.8, (ii) as set forth on Schedule 3.2 hereto and (iii) as made on the Closing Date in connection with the Recapitalization or the Merger in accordance with the terms hereof, during the period from such date to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings or the Company nor has any of the Capital Stock of Holdings or the Company been redeemed, retired, purchased or otherwise acquired for value by Holdings or the Company, as the case may be.

                3.3 EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                3.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement and any Notes. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Merger, the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents, except as may be required to perfect the Liens created thereby. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                3.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents by each Loan Party thereto, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation (other than Contractual Obligations the failure of the Company to have good title to which would not result in the representation set forth in subsection 3.8 being untrue) of any Loan Party and will not result in, or require, the creation or imposition of any Lien (other than imposed by any Security Document) on or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation or on any of the limited or general partnership interests in the Company.

                3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against any Loan Party or against any of its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

                3.7 NO DEFAULT. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                3.8 OWNERSHIP OF PROPERTY; LIENS. The Borrowers have good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property described in this sentence is subject to any Lien (except as permitted by subsection 6.3), except insofar as the failure to have such title or leasehold interest or the presence of any non-permitted Lien would not reasonably be expected to have a Material Adverse Effect.

                3.9 INTELLECTUAL PROPERTY. Each Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how, data bases, listing information and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Borrowers know of any valid basis for any such claim. The use of such Intellectual Property by each Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                3.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of any Loan Party has had or would reasonably be expected to have a Material Adverse Effect.

                3.11 TAXES. Each Loan Party has filed or caused to be filed all Federal, state and other material tax returns which, to the knowledge of the Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers or such Loan Party, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge except for such claims and tax liens that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                3.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System, in violation of such regulations as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

                3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                3.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. None of the Borrowers is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. None of the Borrowers is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                3.15 PURPOSE OF LOANS. The proceeds of the Term Loans shall be used by the Borrowers (a) to finance the acquisition of WPZ pursuant to the Merger, (b) to refinance existing indebtedness of the Borrowers and (c) to pay related fees and expenses. The Revolving Credit Commitments are intended to refinance and replace the Revolving Credit Commitments under (and as defined in) the Existing Credit Agreement and the proceeds of the Revolving Credit Loans shall be used by the Borrowers (a) for working capital purposes, capital expenditures and general corporate purposes in the ordinary course of business and (b) for Permitted Acquisitions.

                3.16 ENVIRONMENTAL MATTERS. Except as would not reasonably be expected to have a Material Adverse Effect, to the best knowledge of the
Borrowers:

                (a) The facilities and properties owned, leased or operated by the Borrowers (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or
(ii) could reasonably be expected to give rise to liability under, any Environmental Law;

                (b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrowers (the "Business") which could interfere with the continued operation of the Properties or impair the fair saleable value thereof;

                (c) The Borrowers have not received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened;

                (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

                (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which the Borrowers are or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding under any Environmental Law with respect to the Properties or the Business; and

                (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrowers in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

                3.17 SOLVENCY. The Borrowers and their Subsidiaries will be, after giving effect to the consummation of the Recapitalization and the Merger and to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, Solvent.

                3.18 ACCURACY OF INFORMATION. No statement or information (other than projections and pro forma financial information described in the next sentence) contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished in writing to the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Agents or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in any respect material to the interests of the Agents or any Lender. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Notwithstanding anything in this subsection 3.18 to the contrary, to the extent the foregoing representation and warranty relates to WPZ (whether the information referred to in such representation and warranty is contained in this Agreement, the Confidential Information Memorandum, the Merger Documentation or any other agreement or document referred to herein), such representation and warranty is made by the Company only to its knowledge.

                3.19 EMPLOYEE MATTERS, ETC. (a) None of the employees of the Borrowers are subject to any collective bargaining agreement, (b) except as expressly disclosed to the Lenders prior to the making of the representation and warranty contained herein, no petition for certification or union election is pending with respect to the employees of any Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrowers, and (c) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrowers, threatened against any Borrower by any of its employees, other than employee grievances or controversies arising in the ordinary course of business that would not in the aggregate be reasonably expected to have a Material Adverse Effect and (d) to the Borrower's best knowledge, no partner or employee of the Borrowers are subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement would reasonably be expected to have a Material Adverse Effect.

                3.20 SECURITY DOCUMENTS. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, after financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.3.

                3.21 OWNERSHIP. Schedule 3.21 is a complete and correct list of, as of the Closing Date, (a) the owners of the LLC interests of the Company and
(b) the owners of Holdings and each owner's respective ownership percentage. As of the Closing Date and thereafter, all the issued and outstanding Capital Stock of the Company will be owned by Holdings.

                3.22 SUBSIDIARIES. Except as disclosed to the Administrative Agent by the Borrowers in writing from time to time after the Closing Date, (a)
Schedule 3.22 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the number of shares and percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrowers or any Subsidiary, except as created by the Loan Documents.

                3.23 SENIOR INDEBTEDNESS. The Obligations (as defined in the Guarantee and Collateral Agreement) constitute "Senior Indebtedness" of the Borrowers under and as defined in the indenture for the Senior Subordinated Notes. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the indenture for the Senior Subordinated Notes.

                3.24 CERTAIN DOCUMENTS. The Borrowers have delivered to the Administrative Agent a complete and correct copy of the Merger Documentation and the Recapitalization Documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

                         SECTION 4. CONDITIONS PRECEDENT

                4.1 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement, and the agreement of each Lender to make any extension of credit hereunder on the Closing Date, shall be subject to the satisfaction of the following conditions precedent:

                (a) Loan Documents. The Administrative Agent shall have received
        (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, each Borrower and each Subsidiary Guarantor, with a counterpart or a conformed copy for each Lender, and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

                (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, such other documents or instruments as may be in existence and reasonably requested by the Agents, including, without limitation, a copy of the Employment Agreements, the Executive Agreements, the Equity Compensation Trust Agreement, the Partnership Agreement and a copy of any debt instrument, security agreement or other material contract to which the Company, Holdings, WPZ or TWP Capital II may be a party and requested by the Agents.

                (c) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, satisfactory in form and substance to the Agents.

                (d) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender (i) the executed legal opinion of Kirkland & Ellis, counsel to the Company, WPZ and TWP Capital II, substantially in the form of Exhibit G-1, and (ii) the executed legal opinion of Canadian counsel (reasonably satisfactory to the Administrative Agent) to YPtel Corporation, a Nova Scotia unlimited company, substantially in the form of Exhibit G-2.

                (e) Actions to Perfect Liens. The Administrative Agent shall have received (i) evidence in form and substance reasonably satisfactory to the Administrative Agent that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or that all documents necessary to complete the foregoing shall have been executed and delivered to the Administrative Agent.

                (f) Insurance. The Agents shall have received evidence in form and substance satisfactory to them that all of the requirements of subsection 5.4 shall have been satisfied.

                (g) Leverage. The Total Leverage Ratio of the Company at the Closing Date shall not be greater than 5.50 to 1.00, after giving effect to the Merger and the making of the Loans on the Closing Date in accordance with this Agreement.

                (h) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of each of Holdings, the Company and WPZ for the fiscal year ended December 31, 2000 and (iii) unaudited interim consolidated financial statements of each of Holdings, the Company and WPZ for each fiscal month and quarterly period ended subsequent to the date of the financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and (A) such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the business, operations, assets, liabilities, financial condition, results of operations, prospects or value of the Borrowers or WPZ and their respective Subsidiaries, each taken as a whole, and (B) the only Indebtedness on the Pro Forma Balance Sheet shall consist of Indebtedness of the Borrowers under this Agreement, the Senior Subordinated Notes and Acquisition Debt not in excess of $2,000,000.

                (i) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Closing Date.

                (j) Approvals. All governmental and third party approvals necessary in connection with the Merger, the continuing operations of Holdings and the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Merger or the financing contemplated hereby.

                (k) Existing Credit Agreement. The Administrative Agent shall have received satisfactory evidence that the existing Term Loans and Revolving Credit Loans under

        (and as defined in) the Existing Credit Agreement, and all interest and fees payable thereunder, shall have been paid in full.

                (l) Merger Documentation. Neither the Merger Documentation nor the Recapitalization Documentation shall have been amended, supplemented or otherwise modified (pursuant to a waiver or otherwise), other than pursuant to an amendment, supplement, modification or waiver which is, in form and substance, reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof.

                (m) Merger, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                        (i) The Merger shall have been consummated in accordance
                with the Merger Agreement and applicable law;

                        (ii) The Recapitalization shall have been consummated in
                accordance with the Recapitalization Agreement and applicable law with the effect that the aggregate equity investment in Holdings will be increased by at least $60,500,000 (and such increased amount will be contributed to the capital of the Company); and

                        (iii) (A) The Administrative Agent shall have received
                satisfactory evidence that the WPZ Credit Agreement and the WPZ Convertible Debentures shall have been terminated and all amounts thereunder shall have been paid in full and (B) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

                4.2 Conditions to Each Loan. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date thereof that the conditions contained in this subsection have been satisfied or waived in accordance with subsection 9.1.

                        SECTION 5. AFFIRMATIVE COVENANTS

                The Borrowers hereby agree that, so long as the Revolving Credit Commitments remain in effect or any Loan is outstanding, the Borrowers shall and, where applicable, shall cause each Subsidiary to:

                5.1 FINANCIAL STATEMENTS. FURNISH TO EACH LENDER:

                (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the balance sheet of the Company and its consolidated subsidiaries as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing accompanied by a comparison to the budget delivered pursuant to subsection 5.2(c) for such year;

                (b) as soon as available, but in any event not later than 45 days after the end of (i) each of the first three quarterly periods of each fiscal year of each of the Company and its consolidated Subsidiaries, the unaudited balance sheet of each of the Company and its consolidated Subsidiaries as at the end of such period and the related unaudited statements of income and retained earnings and of cash flows of each of the Company and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative forms the figures for the previous year and for the budget delivered pursuant to subsection 5.2(c) for such year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure); and

                (c) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited interim balance sheet of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited interim statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such one-month period and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and, except for the financial statements referred to in paragraph (c) above, in accordance with GAAP (provided that, with respect to the financial statements referred to in paragraphs (b) above, such statements shall be prepared in accordance with GAAP in the judgment of senior management of the Company) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that the unaudited financial statements referred to in subsection 5.1(b) and (c) may not be accompanied by notes thereto) and shall be accompanied by a management discussion and analysis in respect of the fiscal periods reported on therein.

                5.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Lender:

                (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements in such form (if any) as may be consistent with the then general practice of such accountants stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer substantially in the form of Exhibit J (a "Pricing Certificate") (i) stating that, to the best of such Responsible Officer's knowledge except as specified in such certificate, each of the Company, its Subsidiaries, WPZ and TWP Capital II during such period have observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, (ii) including calculations and information demonstrating in reasonable detail whether or not the Borrowers have complied with the requirements of subsections 6.1, 6.2(j), 6.6(b) and
        (e), 6.7, 6.8, 6.9 and 6.10(e) and (f) and (iii) describing in reasonable detail any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, in each case which are not reflected in such financial statements;

                (c) not later than thirty days prior to the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its consolidated Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of reasonable assumptions and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect and by a written management discussion, in reasonable detail, of such assumptions;

                (d) promptly upon receipt thereof, copies of all final reports submitted to the Company by independent certified public accountants in connection with each annual, interim or special financial audit of the books of the Company and its consolidated Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

                (e) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its partners, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                5.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it (or as otherwise allowed by subsection 6.15) and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable, in the Company's opinion, in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and continue in effect in all material respects its practices in respect of advance payments as in effect on the Closing Date.

                5.4 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary, in the Company's opinion, in its business in good working order and condition (subject to normal wear and tear in the ordinary course of business); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                5.5 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which complete, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender, upon giving prior notice to the Company, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company, its consolidated Subsidiaries, WPZ and TWP Capital II with officers and employees of such parties and with its independent certified public accountants.

                5.6 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

                (a) the occurrence of any Default or Event of Default as soon as possible and no later than five Business Days after a Responsible Officer of the Company knows or has reason to know thereof;

                (b) any (i) default or event of default under any Contractual Obligation of the Company or (ii) litigation, investigation or proceeding which may exist at any time between the Company and any Governmental Authority, which is more likely than not to be determined adversely to the Company and, if so determined, would be reasonably expected to have a Material Adverse Effect;

                (c) any litigation or proceeding, other than as set forth on
        Schedule 5.6, affecting the Company in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                (d) (i) any release or discharge by the Company of any Material of Environmental Concern required to be reported under Environmental Laws to any Governmental Authority; (ii) any condition, circumstance, occurrence or event that could result in a liability under Environmental Laws where such liability would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to result in the imposition of any Lien or other material restriction on the title, ownership or transferability of any material Property; and (iii) any proposed action to be taken by the Company that could subject the Company to any material additional or different requirements or liabilities under Environmental Law where such requirements or liabilities would reasonably be expected to have a Material Adverse Effect;

                (e) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
        (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                (f) any development or event which would reasonably be expected to have a Material Adverse Effect as soon as possible and no later than five Business Days after the Company knows or has reason to know thereof; and

                (g) the termination, resignation or replacement of either of the chairman or the president and chief executive officer of the Company, and (together with copies thereof) the execution of any modification of the Employment Agreements, or any new employment agreement, with any such officer.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                5.7 ENVIRONMENTAL LAWS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

                (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                5.8 ADDITIONAL COLLATERAL; SUBSIDIARIES. (a) With respect to any assets of the type covered by the Guarantee and Collateral Agreement acquired after the Closing Date, and, upon the occurrence and during the continuance of an Event of Default and at the request of the Required Lenders, with respect to any other assets or property of the Loan Parties, as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien (i) execute and deliver to the Administrative Agent such amendments to this Agreement, the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably requests in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such assets, (ii) take all actions reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such assets, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii) to the extent such matters were addressed in the legal opinion delivered pursuant to subsection 4.1(d), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                (b) With respect to any Subsidiary of the Company (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (b), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), (i) execute and deliver, or cause to be executed and delivered, to the Administrative Agent such amendments to this Agreement, the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably requests in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary at any time held by any Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, if any, together with undated stock powers, executed in blank, (iii) cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit F, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                (c) With respect to any Excluded Foreign Subsidiary created or acquired after the Closing Date by any Loan Party (other than by any Loan Party that is an Excluded Foreign

Subsidiary), (i) execute and deliver, or cause to be executed and delivered, to the Administrative Agent such amendments to this Agreement, the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably requests to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, executed in blank, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                (d) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Loan Party (other than (x) any such real property subject to a Lien permitted by Section 6.3(g) and (y) real property acquired by any Excluded Foreign Subsidiary), (i) execute and deliver a first priority mortgage or deed of trust, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and
(ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                (e) With respect to each of the Subsidiaries (other than the Canadian Subsidiaries) listed on Schedule 5.8 (as to each of which the Company hereby represents and warrants that, as of the Closing Date, the fair market value of the assets of which does not exceed $250,000), comply with the provisions of this subsection 5.8, insofar as they are applicable to such Subsidiary, on or before August 31 if, and only if, such Subsidiary continues to be a Subsidiary on such date. With respect to each of the Canadian Subsidiaries, if individually or in the aggregate, the fair market value of their assets (other than (i) the promissory notes issued to YPtel Corporation, a Nova Scotia unlimited company, by WPZ and (ii) the preferred stock of YPTel, Inc., a Washington Corporation, owned by YPtel Corporation (or its successors or assigns, as applicable)) exceed $500,000, comply with the provisions of this subsection 5.8 insofar as they are applicable to such Canadian Subsidiary. Notwithstanding the foregoing, YPtel Corporation (or its successors or assigns, as applicable) shall grant a security interest in (i) each promissory note issued to it by WPZ and (ii) the Capital Stock of YPTel, Inc., in each case, on the Closing Date as set forth in the Guarantee and Collateral Agreement.

                          SECTION 6. NEGATIVE COVENANTS

                The Borrowers hereby agree that, so long as the Revolving Credit Commitments remain in effect or any Loan is outstanding, the Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly:

                6.1 FINANCIAL CONDITION COVENANTS.

                (a) Senior Leverage. Permit the Senior Leverage Ratio of the Company at any time during any period specified below to be greater than the Senior Leverage Ratio set forth opposite such period below:

                                                                        Senior
        Period                                                       Leverage Ratio
        ------                                                       --------------
Closing Date to December 31, 2001                                      3.75:1.00
January 1, 2002 to June 30, 2002                                       3.50:1.00
July 1, 2002 to December 31, 2002                                      3.25:1.00
January 1, 2003 to September 30, 2003                                  3.00:1.00
October 1, 2003 to June 30, 2004                                       2.75:1.00
July 1, 2004 to the Facilities Termination Date                        2.50:1.00

                (b) Total Leverage. Permit the Total Leverage Ratio of the Company at any time during any period specified below to be greater than the Total Leverage Ratio set forth opposite such period below:

                                                                         Total
        Period                                                       Leverage Ratio
        ------                                                       --------------
Closing Date to December 31, 2001                                      5.95:1.00
January 1, 2002 to June 30, 2002                                       5.75:1.00
July 1, 2002 to December 31, 2002                                      5.50:1.00
January 1, 2003 to September 30, 2003                                  5.25:1.00
October 1, 2003 to June 30, 2004                                       5.00:1.00
July 1, 2004 to Facilities Termination Date                            4.75:1.00

                (c) Cash Interest Coverage. Permit, for any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending during any period specified below, the Cash Interest Coverage Ratio to be less than the ratio set forth opposite such period below:

                                                                     Cash Interest
        Period                                                       Coverage Ratio
        ------                                                       --------------
Closing Date to December 31, 2002                                      1.75:1.00
January 1, 2003 to December 31, 2003                                   2.00:1.00
January 1, 2004 to the Facilities Termination Date                     2.25:1.00

                (d) Fixed Charge Coverage. Permit, for any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Closing Date)
ending during any period specified below, the Fixed Charge Ratio to be less than the ratio set forth opposite such period below:


             Period                                                Fixed Charge Ratio
             ------                                                ------------------
Closing Date to December 31, 2002                                      1.50:1.00
January 1, 2003 to the Facilities Termination Date                     1.75:1.00

                6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                (a) Indebtedness of the Borrowers under this Agreement;

                (b) (i) Indebtedness of the Company in respect of the Senior Subordinated Notes outstanding on the Closing Date and any Refinancing Indebtedness in respect thereof and (ii) other Indebtedness incurred by the Borrowers (A) that is subordinated to the obligations of the Borrowers hereunder to at least the same extent as the Senior Subordinated Notes, (B) of which no amount of the principal thereof is scheduled to mature earlier than the date which is 91 days after the Facilities Termination Date and (C) which is not on financial and other terms that are materially more onerous, and does not have any defaults, rights or remedies more burdensome, to any Loan Party than the Senior Subordinated Notes;

                (c) Indebtedness outstanding on the Closing Date and listed on
        Schedule 6.2(c) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                (d) Indebtedness under any Interest Rate Protection Agreement not entered into for speculative purposes;

                (e) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation of the acquisition and (ii) immediately after giving effect to the acquisition of such Person by the Company or any Subsidiary no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions of such Indebtedness (without increasing the principal amount thereof or shortening the weighted average life to maturity of that portion of the principal amount thereof that is then scheduled to mature on or prior to the date which is 90 days after the Facilities Termination Date);

                (f) Acquisition Debt, and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount thereof or shortening the weighted average life to maturity of that portion of the principal amount thereof that is then scheduled to mature on or prior to the date which is 90 days after the Facilities Termination
        Date);

                (g) the Subordinated Management Notes issued in accordance with
        Section 6.8(e);

                (h) (i) Indebtedness of any Subsidiary which is not a Subsidiary Guarantor to the Company or any Subsidiary Guarantor in an aggregate principal amount for all such non-Subsidiary Guarantors not to exceed $5,000,000 at any one time outstanding, (ii) Indebtedness of the Company to any Subsidiary, (iii) Indebtedness of any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor and (iv) Indebtedness of any Subsidiary which is not a Subsidiary Guarantor to any other Subsidiary which is not a Subsidiary Guarantor;

                (i) Indebtedness of Holdings or the Company to the Equity Compensation Trust in an aggregate principal amount not to exceed $2,800,000; and

                (j) additional Indebtedness not otherwise permitted under this subsection 6.2 in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

                6.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                (a) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

                (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                (e) easements, rights-of-way, minor defects or irregularities of title, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

                (f) Liens in existence on the Closing Date listed on Schedule 6.3, securing Indebtedness permitted by subsection 6.2(c), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                (g) Liens securing Indebtedness permitted by subsection 6.2(j);

                (h) Liens created or modified pursuant to the Security
        Documents;

                (i) additional Liens securing liabilities in an aggregate amount not to exceed $250,000 at any time outstanding;

                (j) Liens arising by operation of law in favor of depositary banks and collecting banks, incurred in the ordinary course of business;

                (k) Liens on property or assets of any corporation existing at the time such corporation becomes a Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Subsidiaries, provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Subsidiary of the Company or merging into the Company or any of its Subsidiaries;

                (l) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases;

                (m) any attachment or judgment Lien not constituting an Event of Default that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required); and

                (n) Liens consisting of restrictions on the transfer of securities pursuant to applicable federal and state securities laws.

                6.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except (a) Guarantee Obligations in existence on the Closing Date and listed on Schedule 6.4, (b) Guarantee Obligations of the Company in respect of liabilities of any Subsidiary entered into in the ordinary course of business and not prohibited by this Agreement or any other Loan Document and (c) Guarantee Obligations of Subsidiaries entered into in accordance with subsection 5.8 (the "Senior Subsidiary Guarantees") and subordinated Guarantee Obligations of such Subsidiaries that are entered into in accordance with any indenture pursuant to which Subordinated Debt is issued provided that such subordinated Guarantee Obligations are subordinated to the Senior Subsidiary Guarantees on the terms and conditions set forth in the indenture pursuant to which the Subordinated Debt is issued.

                6.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business other than in connection with (a) the Recapitalization and the Merger, (b) Permitted Acquisitions, (c) any transaction in which WPZ, TWP Capital II, the Company, the General Partner and any holding company thereof (provided such holding company has no liabilities) are merged, consolidated or otherwise combined, (d) any transaction in which the Company is reorganized from a limited liability company into a corporation and (e) any transaction in which one or more Subsidiaries are merged, consolidated or otherwise combined with one or more other Subsidiaries; provided that (i) if any of such Subsidiaries was a Subsidiary Guarantor before such merger, consolidation or other combination, the surviving Subsidiary shall be a wholly owned Subsidiary Guarantor and (ii) if no such Subsidiary was a

Subsidiary Guarantor before such merger, consolidation or other combination, the surviving Subsidiary shall be a Subsidiary Guarantor only to the extent required by Section 5.8.

                6.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or permit any Subsidiary to issue any shares of its Capital Stock to any Person other than the Company or a wholly owned Subsidiary, except:

                (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                (b) the sale or other disposition of any property (other than inventory) in the ordinary course of business at fair market value, provided that the aggregate book value of all assets so sold or disposed of by the Borrowers and their Subsidiaries in any period of twelve consecutive months shall not exceed $100,000;

                (c) the sale of inventory in the ordinary course of business;

                (d) the sale or discount without recourse of accounts receivable, such sale or discount arising in the ordinary course of business, at fair market value in connection with the compromise or collection thereof;

                (e) the sale or other disposition of any property not covered by paragraphs (a) through (d) above or the issuance by any Subsidiary of shares of Capital Stock of such Subsidiary (any such non-excepted sale, disposition or issuance described in this paragraph, a "Permitted Disposition"); provided that
(i) the EBITDA generated by or attributable to all such assets and Capital Stock sold in any fiscal year does not exceed 10% of EBITDA for the prior fiscal year,
(ii) no Default or Event of Default exists immediately before or after giving effect to such Permitted Disposition and (iii) any Net Cash Proceeds not applied to purchase other assets within 180 days after the Permitted Disposition are applied to permanently reduce the Term Loans and the Revolving Credit Commitments in accordance with subsection 2.8;

                (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the transfer of any assets by the Company to WPZ or TWP Capital II and the transfer of any assets by any Borrower to any new Subsidiary created or acquired after the Closing Date with respect to which the requirements of subsection 5.8(b) shall have been fulfilled and which, immediately prior to such transfer, shall have no material obligations or liabilities; and

                (g) the Amarillo Asset Sale and the ChoiceContent Asset Sale.

                6.7 LIMITATION ON LEASES. Permit Lease Expense of the Company to exceed $12,000,000 in any fiscal year of the Company ending on or before December 31, 2003 or $15,000,000 in any fiscal year of the Company thereafter.

                6.8 LIMITATION ON DISTRIBUTIONS. Declare or pay any dividend (other than dividends payable solely in common stock or non-redeemable preferred stock of the Borrowers) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower or any Subsidiary, except:

                (a) the Company may make cash distributions to Holdings, the proceeds of which are used by Holdings to make distributions to be used for the payment by the holders of partnership interests in Holdings of income taxes attributable to the net income of the Company in accordance with the terms of Section 5.1(b) of the Partnership Agreement as in effect on the Closing Date, provided that (i) prior to the making of such distribution, the Company shall have delivered to the Administrative Agent a letter in form and substance satisfactory to the Agents from independent public accountants detailing the highest federal, state and local tax rates applicable to the partners of Holdings (after giving effect to deductions for such state and local taxes applicable thereto) and (ii) the maximum percentage permitted to be so distributed as set forth in Section 5.1(b) of the Partnership Agreement with respect to any fiscal year of Holdings shall not exceed the percentage representing the maximum aggregate rate set forth in clause (i) above for such fiscal year;

                (b) the transactions to be made in connection with the Recapitalization and the Merger;

                (c) distributions to Holdings for the purpose of repurchases by Holdings of shares of its Capital Stock from departing officers or employees or payments on Subordinated Management Notes from the proceeds of any substantially contemporaneous issuance of shares of its Capital Stock;

                (d) so long as (i) no Default or Event of Default under Section 7(a), (c), (f) or (h) shall have occurred and be continuing or would result therefrom and (ii) the Total Leverage Ratio after giving effect thereto and to the incurrence of any Indebtedness in connection therewith would be less than the lesser of (A) 5.5 to 1.0 and (B) the maximum Total Leverage Ratio permitted at such time pursuant to subsection 6.1(b), the Company may at any time make cash distributions to Holdings for the purchase of shares of Holdings' Capital Stock from departing officers and employees (including, without limitation, in accordance with the provisions of Section 4 of the respective Executive Agreements), provided that the aggregate amount of such purchases and payments, when added to the aggregate amount of principal payable pursuant to the Subordinated Management Notes, shall not exceed (x) $5,000,000 in any year or (y) $25,000,000 subsequent to the Closing Date;

                (e) to the extent that the Company does not for any reason effect by means of a cash payment to Holdings to repurchase shares of Holdings' Capital Stock required pursuant to Section 4 of the respective Executive Agreements, the Company shall be permitted to effect such purchase by the delivery of a Subordinated Management Note in an amount required by such Section, provided that the Company may not so deliver any such Subordinated Management Note if, after giving effect to such delivery, the sum of the aggregate amount of purchases and payments pursuant to subsection 6.8(d) plus the aggregate amount payable pursuant to the Subordinated Management Notes would exceed (x) $5,000,000 in any year or (y) $25,000,000 subsequent to the Closing Date;

                (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may, after the fifth anniversary of the issuance of the Senior Discount Notes, pay cash dividends to Holdings in amount sufficient to permit Holdings to make scheduled interest payments (including payments, not to exceed $100,000 in the aggregate, to Holdings to make payments as liquidated damages to the holders of the Senior Discount Notes under the registration rights agreement relating to the Senior Discount Notes) on the Senior Discount Notes (it being agreed that, for purposes of determining whether or not a Default or Event of Default would result under subsection 6.1(d) as a result of the payment of any cash dividend pursuant to this paragraph, such determination will be made on a pro forma basis for the then most recently ended period of twelve consecutive months for which the Company shall have delivered to the Lenders financial statements pursuant to subsection 5.1(a) or (b) assuming that such cash dividend was paid during such period); and

                (g) provided that the payment thereof would be treated as an operating expense in the computation of Consolidated Net Income of the Company, the Company may pay dividends to Holdings in amounts, when added to any loans made for such purpose pursuant to subsection 6.10(h), that are needed to pay the reasonable expenses (excluding the payment of interest on indebtedness) incurred by Holdings or the General Partner in the ordinary course of its business.

                6.9 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during any fiscal year of the Company, an amount equal to $5,000,000, it being understood that (x) the Company and its Subsidiaries may carry over for one fiscal year the $5,000,000 amount of Capital Expenditures permitted to have been made, but not made, in the immediately preceding fiscal year (it being agreed that, for purposes of this clause (x), Capital Expenditures in any fiscal year of the Company shall be deemed made first from the $5,000,000 permitted amount for such fiscal year and then from any amount carried over into such fiscal year in accordance with this clause (x)), and (y) repayments in any fiscal year of Indebtedness incurred pursuant to subsection 6.2(j) shall not be included in determining the amount of Capital Expenditures in such fiscal year for the purposes hereof to the extent that such Indebtedness was included in determining the amount of Capital Expenditures for the purpose hereof in the fiscal year in which such Indebtedness was incurred.

                6.10 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person, except:

                (a) extensions of trade credit in the ordinary course of business;

                (b) acquisition of securities of a Person as a means of making Capital Expenditures permitted pursuant to subsection 6.9, subject to the limitations set forth therein;

                (c) investments in Cash Equivalents;

                (d) contributions to Holdings permitted under subsections 6.8;

                (e) loans and advances to officers and employees of a Borrower or affiliate entities of such officers or employees (whose obligations under the loans or advances, as applicable, are guaranteed by such officers or employees, as applicable) in the ordinary course of business provided that the aggregate principal amount thereof outstanding at any time does not exceed $1,000,000;

                (f) any acquisition (a "Permitted Acquisition") by the Company or any of its Subsidiaries of a business through the purchase or other acquisition of all or a portion of the assets or Capital Stock of any Person provided that the business or assets acquired fall within the restrictions of subsection 6.15; and provided, further, that:

                        (i) the Total Amount Expended in connection with all
                Permitted Acquisitions shall not exceed $100,000,000 in the aggregate during (x) the period commencing on the Closing Date and ending on June 30, 2002, or (y) any period of four consecutive fiscal quarters ending on any June 30 thereafter, provided that the Company and its Subsidiaries may carry over and add to the $100,000,000 permitted amount for the succeeding period an amount equal to the excess, if any (up to $100,000,000), of (A) the aggregate amount permitted during the prior period (after giving effect to any carryover pursuant to this proviso) over (B) the Total Amount Expended during such prior period;

                        (ii) no Default or Event of Default shall have occurred
                and be continuing on the date thereof or after giving effect to the proposed Permitted Acquisition, and at the request of the Administrative Agent, the Administrative Agent shall have received within five days prior to the consummation of such Permitted Acquisition a certificate on behalf of the Company of a Responsible Officer of the Company confirming such statement; and

                        (iii) the Lenders shall have received not later than the
                date of completion of such Permitted Acquisition, (I) available information regarding such Permitted Acquisition (including historical and projected revenue and cash flow and purchase price), (II) a pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the most recent period for which financial statements shall have been delivered to the Lenders pursuant to subsection 5.1(a) or
                (b), adjusted to give effect to the consummation of such Permitted Acquisition and all other Permitted Acquisitions consummated prior to such date and any related financings and other transactions contemplated thereby (the "Acquisition Pro Forma Balance Sheet") which such Acquisition Pro Forma Balance Sheet shall demonstrate compliance with the requirements of the Loan

                Documents before and after giving effect to such Permitted Acquisition through and including the Facilities Termination Date and (III) a pro forma consolidated income statement of the Company and its consolidated Subsidiaries for the twelve-month period ended on the date of the Acquisition Pro Forma Balance Sheet adjusted as set forth in clause (II) of this clause (iii);

                (g) loans to officers and employees of the Company, the proceeds of which are used to purchase Capital Stock of Holdings (other than any preferred stock or similar interest with a mandatory redemption feature other than any such features provided for in an Executive Agreement);

                (h) provided that the making thereof would be treated as an operating expense in the computation of Consolidated Net Income of the Company, the Company may make loans to Holdings in amounts, when added to any dividends paid pursuant to subsection 6.8(g), that are needed to pay the reasonable expenses (excluding the payment of interest on indebtedness) incurred by Holdings or the General Partner in the ordinary course of its business;

                (i) the Merger;

                (j) loans permitted by subsection 6.2(h); and

                (k) advances, loans, extensions of credit or capital contributions to, or purchases of stock, bonds, notes, debentures or other securities of or assets constituting a business unit of, or other investments in, other Persons as set forth on Schedule 6.10.

                6.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the business of the Borrowers and their Subsidiaries and (c) upon fair and reasonable terms no less favorable to the applicable Borrower or Subsidiary than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that, notwithstanding anything in this Agreement to the contrary, the Company may (i) unless a Default under subsection 7(a) has occurred and is continuing or would result therefrom and the Administrative Agent has or the Required Lenders have determined the payment of management fees is not appropriate and have so notified the Company, pay management fees in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Company pursuant to the Management Agreement referenced in Section
3.11 of the Recapitalization Agreement (the "Management Fees"), provided that if, as a result of the continued existence of such a Default, payment of the Management Fees otherwise due in any fiscal year is not permitted by this clause
(i) to be paid in such fiscal year, (x) such Management Fees may be paid in any subsequent fiscal year if, after giving effect thereto, no such Default under
Section 7(a) shall have occurred and be continuing and (y) the payment of such deferred Management Fees in such subsequent fiscal year shall be disregarded in determining whether any other Management Fees may be paid in such subsequent fiscal year in accordance with the provisions of this clause (i), (ii) pay fees and other transaction expenses in connection with the Recapitalization in an aggregate amount not to exceed $18,000,000, (iii) reimburse any Affiliate for amounts expended by such Affiliate in cash on behalf of the Company or any Subsidiary and (iv) make the payments described in subsection 6.8(e).

                6.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary.

                6.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Company to end on a day other than December 31.

                6.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement and (b) purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of the Borrowers and the Subsidiaries hereunder or under any other Loan Document.

                6.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for the business of providing directory services or classified advertising.

                6.16 LIMITATION ON DESIGNATED SENIOR DEBT. Permit any Indebtedness to be designated as "Designated Senior Debt" or "Designated Senior Indebtedness" as such terms are defined in any indenture pursuant to which any Subordinated Debt shall be issued.

                6.17 LIMITATION ON ACTIVITIES OF HOLDINGS. Permit Holdings to engage in any business other than the provision of management to the Company, or own any material assets other than its membership interest in the Company.

                6.18 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF SUBORDINATED DEBT. (a) Make any optional payment or prepayment on or redemption or defeasance of any Subordinated Debt (except for prepayments of Acquisition Debt or, to the extent permitted by subsection 6.8, Subordinated Management Notes), or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                          SECTION 7. EVENTS OF DEFAULT

                If any of the following events shall occur and be continuing:

                (a) The Borrowers shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                (c) Any Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 6 hereof, Section 5 of the Guarantee and Collateral Agreement; or

                (d) Any Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the first date on which a Responsible Officer of the Company learns of such default and (ii) receipt by the Company of notice thereof from an Agent or any Lender; or

                (e) Any Borrower shall (i) default in any payment of principal of or interest of any of its Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                (f) (i) Any Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process on a claim exceeding $1,000,000 against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                (h) One or more judgments or decrees shall be entered against any Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrowers or any other Loan Party which is a party to any of the Security Documents shall so assert, (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (iii) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect, or the Borrowers or any other Loan Party or any Affiliate of any Loan Party shall so assert; or

                (j) (i) Thomas H. Lee Equity Fund V, L.P. and its Affiliates shall, at any time prior to the date upon which Holdings, any Borrower or any Subsidiary to which assets shall be transferred as permitted by subsection 6.6(f) shall have completed an initial registered public offering of shares of its Capital Stock, (1) cease to own, directly or indirectly, shares of Capital Stock representing at least 20% of the equity interest in Holdings and (2) not have the power (whether or not exercised) to elect a majority of the Board of Directors of the Company or Holdings, or (ii) there shall occur any "Change in Control" as such term (or any comparable term) is defined in the indenture pursuant to which the Subordinated Debt shall be issued or
        (iii) Holdings shall, at any time subsequent to the Closing Date, cease to own, directly or indirectly, 99% of the ownership interests in the Company;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to any Borrower, automatically the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 8. THE AGENTS

                8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the administrative agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Documentation and the Syndication Agent shall not have any rights, duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent or the Syndication Agent.

                8.2 DELEGATION OF DUTIES. The Administrative Agent, the Documentation Agent and the Syndication Agent may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent, the Documentation Agent nor the Syndication Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                8.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent, the Documentation Agent, the Syndication Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent, the Documentation Agent or the Syndication Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrowers to perform their obligations hereunder or thereunder. Neither the Administrative Agent, the Documentation Agent nor the Syndication Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

                8.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                8.5 NOTICE OF DEFAULT. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that (i) the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to liability or that is contrary to this Agreement or applicable law and (ii) unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                8.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent, the Documentation Agent, the Syndication Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Syndication Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                8.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                8.8 AGENTS IN THEIR INDIVIDUAL CAPACITY. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not the Administrative Agent, Documentation Agent or Syndication Agent, as the case may be, hereunder and under the other Loan Documents. With respect to the Loans made by them, the Agents shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not the Administrative Agent, Documentation Agent and Syndication Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Agents in their individual capacity.

                8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                8.10 RELEASES OF COLLATERAL. In connection with the sale or other disposition of Collateral permitted under subsection 6.6, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrowers and at the sole expense of the Borrowers, take all actions reasonably necessary to release the Collateral subject to such sale or other disposition and shall take any other actions reasonably requested by the Borrowers to effect the transactions permitted under subsection 6.6.

                            SECTION 9. MISCELLANEOUS

                9.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount or extend the final scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment (other than in accordance with subsection 2.20), in each case without the consent of each Lender directly affected thereby, or (ii) reduce the percentage specified in the definition of Required Lenders, or (other than any transaction permitted pursuant to Section 6.5) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Collateral, or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent or (iv) amend the provisions of the first four sentences of subsection 2.14(a) without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby or (v) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility or (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility or (vii) eliminate or reduce the voting rights of any Lender under this subsection 9.1 without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more credit facilities to this Agreement (in addition to those provided for in Sections 2.1, 2.5 and 2.20) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

                9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the

Administrative Agent, and as set forth in Schedule 1.1A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                The Borrowers:             TransWestern Publishing Company, LLC
                                           WorldPages.com, Inc.
                                           TWP Capital Corp. II
                                           8244 Clairemont Mesa Blvd.
                                           San Diego, CA 92111
                                           Attention: Joan Fiorito
                                           Fax: (858) 292-4125

                The Administrative Agent:  Canadian Imperial Bank of Commerce
                                           425 Lexington Avenue
                                           New York, New York  10017
                                           Attention:  Tefta Ghilaga
                                           Fax:  (212) 856-3558

                With a copy to:            Canadian Imperial Bank of Commerce
                                           425 Lexington Avenue
                                           New York, New York  10017
                                           Attention:  Agency Services
                                           Fax:  (212) 856-3763

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.8, 2.9, 2.14 or 2.20 shall not be effective until received.

                9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                9.5 PAYMENT OF EXPENSES AND TAXES. The Borrowers jointly and severally agree (a) to pay or reimburse the Agents for all their respective out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agents, (b) to pay or reimburse the Lenders and the Agents for their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Lenders and the Agents, (c) to pay, indemnify, and hold each Lender and each of the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each of the Agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans in connection with the Recapitalization and the Merger and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Agents or any Lender with respect to indemnified liabilities arising from (i) the gross negligence, bad faith or willful misconduct of the Agents or any such Lender or
(ii) legal proceedings commenced against the Agents or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                (b) Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which requires the unanimous consent of the Lenders. Subject to the last two sentences of this paragraph, the Borrowers agree that each Participant shall be entitled to the benefits of subsections 2.16, 2.17 and
2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 9.7(b) as though it were a Lender, provided such Participant agrees to be subject to subsection 9.7(a) as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.16, 2.17 and 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrowers. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of subsection 2.17 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with subsection 2.17 as though it were a Lender.

                (c) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no event described in Section 7(f) has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned, except that this clause
(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. For purposes of clause
(i) of the proviso contained in the preceding sentence, if any Lender which is an Approved Fund (the "Selling Fund") shall seek to assign the entire amount of its Revolving Credit Commitment and Loans to a Person (the "Purchaser") which is not a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, such entire amount is less than $1,000,000 and one or more other Approved Funds related to the Selling Fund also hold Revolving Credit Commitments and/or Loans, such Selling Fund may only make such assignment if (x) such Selling Fund and all such related Approved Funds shall together assign to the Purchaser the entire remaining amounts of their Revolving Credit Commitments and Loans or (y) the aggregate amount of the Revolving Credit Commitments and Loans assigned to the Purchaser by the Selling Fund and all such related Approved Funds shall not be less than

$1,000,000. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (d) of this subsection, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.16, 2.17, 2.18 and 9.5. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this subsection.

                (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

                (f) The Borrowers authorize each Lender to disclose, subject to the provisions of subsection 9.15, to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and its Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and its Affiliates prior to becoming a party to this Agreement.

                (g) Notwithstanding anything herein to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, without the consent of any party, without notice to any party and without payment of any fees, in accordance with applicable law, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                9.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

                9.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                9.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                9.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

                (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                9.13 ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that:

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                (b) neither of the Agents nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                9.14 PARTNER LIABILITY. None of the limited partners (or any of their respective heirs, representatives, successors or assigns) of Holdings will have any personal liability for the payment of the Loans or any other obligations secured pursuant to the Security Documents or for the performance of any obligations of the Borrowers or any Subsidiaries under this Agreement, whether arising by law or contract.

                9.15 CONFIDENTIALITY. Each Lender agrees to keep confidential any written information (a) provided to it by or on behalf of the Borrowers pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrowers; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agents or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its affiliates and its and their employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Loan Documents, any Interest Rate Agreement or the Collateral, (vii) which has been publicly disclosed other than in breach of this Agreement, (viii) in connection with the exercise of any remedy hereunder or (ix) with the consent of the Borrowers, to any other Person which agrees to comply with the provisions of this subsection.

                9.16 WAIVERS OF JURY TRIAL. THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                     [rest of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    TRANSWESTERN PUBLISHING COMPANY, LLC

                                    By:   /s/
                                       ---------------------------------
                                    Title:


                                    WORLDPAGES.COM, INC.

                                    By:   /s/
                                       ---------------------------------
                                    Title:


                                    TWP CAPITAL CORP. II

                                    By:   /s/
                                       ---------------------------------
                                    Title:


                                    CANADIAN IMPERIAL BANK OF COMMERCE,
                                    NEW YORK AGENCY, as Administrative Agent

                                    By:   /s/
                                       ---------------------------------
                                    Title:


                                    CIBC INC., as a Lender

                                    By:   /s/
                                       ---------------------------------
                                    Title:


                                    FIRST UNION NATIONAL BANK, as
                                    Syndication Agent and as a Lender

                                    By:   /s/
                                       ---------------------------------
                                    Title:


                                    FLEET NATIONAL BANK, as
                                    Documentation Agent and as a Lender

                                    By:   /s/
                                       ---------------------------------
                                    Title:

                                                                 SCHEDULE 2.7 TO
                                                            THE CREDIT AGREEMENT



                                  AMORTIZATION

                               TRANCHE A TERM LOAN



                                                           QUARTERLY
                 DATE                                    AMORTIZATION
                 ----                                    ------------
          September 30, 2001                             $    656,250
          December 31, 2001                              $    656,250

          March 31, 2002                                 $    656,250
          June 30, 2002                                  $    656,250
          September 30, 2002                             $    875,000
          December 31, 2002                              $    875,000

          March 31, 2003                                 $    875,000
          June 30, 2003                                  $    875,000
          September 30, 2003                             $  1,312,500
          December 31, 2003                              $  1,312,500

          March 31, 2004                                 $  1,312,500
          June 30, 2004                                  $  1,312,500
          September 30, 2004                             $  1,531,250
          December 31, 2004                              $  1,531,250

          March 31, 2005                                 $  1,531,250
          June 30, 2005                                  $  1,531,250
          September 30, 2005                             $  1,750,000
          December 31, 2005                              $  1,750,000

          March 31, 2006                                 $  1,750,000
          June 30, 2006                                  $  1,750,000
          September 30, 2006                             $  2,625,000
          December 31, 2006                              $  2,625,000

          March 31, 2007                                 $  2,625,000
          June 27, 2007                                  $  2,625,000

          TOTAL                                          $ 35,000,000

                               TRANCHE B TERM LOAN


                                                           QUARTERLY
                 DATE                                    AMORTIZATION
                 ----                                    ------------
          September 30, 2001                             $    500,000
          December 31, 2001                              $    500,000

          March 31, 2002                                 $    500,000
          June 30, 2002                                  $    500,000
          September 30, 2002                             $    500,000
          December 31, 2002                              $    500,000

          March 31, 2003                                 $    500,000
          June 30, 2003                                  $    500,000
          September 30, 2003                             $    500,000
          December 31, 2003                              $    500,000

          March 31, 2004                                 $    500,000
          June 30, 2004                                  $    500,000
          September 30, 2004                             $    500,000
          December 31, 2004                              $    500,000

          March 31, 2005                                 $    500,000
          June 30, 2005                                  $    500,000
          September 30, 2005                             $    500,000
          December 31, 2005                              $    500,000

          March 31, 2006                                 $    500,000
          June 30, 2006                                  $    500,000
          September 30, 2006                             $    500,000
          December 31, 2006                              $    500,000

          March 31, 2007                                 $    500,000
          June 30, 2007                                  $    500,000
          September 30, 2007                             $ 47,000,000
          December 31, 2007                              $ 47,000,000

          March 31, 2008                                 $ 47,000,000
          June 27, 2008                                  $ 47,000,000

          TOTAL                                          $200,000,000

SCHEDULES

Schedule 1.1A     Commitments and Addresses
Schedule 1.2      Executive Agreement Signatories
Schedule 2.7      Amortization
Schedule 3.2      Material Adverse Effect
Schedule 3.21     Ownership
Schedule 3.22     Subsidiaries
Schedule 5.6      Litigation
Schedule 5.8      Excluded Subsidiaries
Schedule 6.2      Existing Indebtedness
Schedule 6.3      Existing Liens
Schedule 6.4      Existing Guarantee Obligations
Schedule 6.10     Investments, Loans and Advances

EXHIBITS

Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Tranche A Term Note
Exhibit C         Form of Tranche B Term Note
Exhibit D         Form of Guarantee and Collateral Agreement
Exhibit E         Form of Assignment and Acceptance
Exhibit F         Form of Closing Certificate
Exhibit G-1       Form of Opinion of Counsel to Borrowers (Kirkland & Ellis)
Exhibit G-2       Form of Opinion of Canadian Counsel to YPtel Corporation
Exhibit H         Form of Notice of Conversion/Continuation
Exhibit I         Form of Prepayment Option Notice
Exhibit J         Form of Pricing Certificate
Exhibit K         Form of Exemption Certificate